                                                                    EXHIBIT 8.01



                              September 22, 1997


Crescent Real Estate Equities Company
777 Main Street
Suite 2100
Fort Worth, Texas 76102


Ladies and Gentlemen:

         On March 25, 1997, Crescent Real Estate Equities Company ("Crescent Equities") filed a registration statement on Form S-3, No. 333-21905, with the Securities and Exchange Commission, which was declared effective on March 26, 1997. Such registration statement (the "Registration Statement") includes a prospectus supplement dated September 22, 1997 to the prospectus contained in the Registration Statement (together, the "Prospectus"). In connection with the filing of the prospectus supplement, you have asked us to render certain opinions regarding the application of the U.S. federal income tax laws to Crescent Equities,(1) Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") and certain partnerships and limited liability companies in which the Operating Partnership has a direct or indirect ownership
interest (the "Subsidiary Partnerships").   The Subsidiary Partnerships
currently include Crescent Real Estate Funding I, L.P. ("Funding I"), Crescent Real Estate Funding II, L.P. ("Funding II"), Crescent Real Estate Funding III, L.P. ("Funding III"), Crescent Real Estate Funding IV, L.P. ("Funding IV"), Crescent Real Estate Funding V, L.P. ("Funding V"), Crescent Real Estate Funding VI, L.P. ("Funding VI"), Crescent Real Estate Funding VII, L.P. ("Funding VII"), CresCal Properties, L.P. ("CresCal"), CresTex Development, L.L.C. ("CresTex"), Waterside Commons Limited Partnership ("Waterside"), G/C Waterside Associates LLC ("Associates"), Woodlands Office Equities - '95 Limited (the "Woodlands Partnership"), Woodlands Retail Equities - '96 Limited ("WRE"), 301 Congress Avenue, L.P. ("301 Congress"), Crescent/301, L.L.C. ("Crescent/301"), Spectrum Mortgage Associates, L.P. ("SMA"), Crescent Commercial Realty Holdings, L.P. ("CCRH"), CresWood Development, LLC and the Woodlands Commercial Properties Company, L.P. (the "Commercial Partnership"). Capitalized terms used hereunder but not defined have the meaning ascribed to them in the Prospectus, unless otherwise noted.

         Specifically, you have requested that we render opinions addressing the following:




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(1) Unless otherwise noted, all references to Crescent Equities herein refer to Crescent Equities and its wholly owned subsidiaries, Crescent Real Estate Equities, Ltd. ("CREE"), CRE Management I Corp., CRE Management II Corp., CRE Management III Corp., CRE Management IV Corp., CRE Management V Corp., CRE Management VI Corp., CRE Management VII Corp., CresCal Properties, Inc., and Crescent Commercial Realty Corp.

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September 22, 1997
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         1. Whether Crescent Equities qualified as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to its taxable years ending on or before December 31, 1996, whether Crescent Equities is organized in conformity with the requirements for qualification as a REIT, whether its manner of operation enabled it to meet the requirements for qualification as a REIT as of the date of the Registration Statement, and whether Crescent Equities' proposed manner of operation, as set forth in the Registration Statement, will enable it to meet the requirements for qualification as a REIT in the future;

         2. Whether the Residential Development Properties will be treated for federal income tax purposes as owned by the Residential Development Corporations;(2)

         3. Whether amounts derived by the Operating Partnership with respect to the stock of the Residential Development Corporations will be treated as distributions on stock (i.e., as dividends, a return of capital, or capital gain, depending upon the circumstances) for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         4. Whether the Residential Development Property Mortgages constitute debt for federal income tax purposes;(3)

         5. Whether contingent interest derived by the Operating Partnership from the Residential Development Corporations under the terms of certain of the Residential Development Property Mortgages will be treated as being based on a fixed percentage of sales, and therefore all interest derived therefrom will qualify as interest paid on mortgages on real property for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         6. Whether the subordinate note secured by the Ritz-Carlton Hotel will constitute debt for federal income tax purposes and whether the Operating Partnership will be





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(2) For purposes of this letter, the term "Residential Development Properties" will be deemed to include any assets of HBCLP, Inc. ("HBCLP"), unless otherwise noted, and the term "Residential Development Corporations" will be deemed to include HBCLP, unless otherwise noted.

(3) For purposes of this letter, the term "Residential Development Property Mortgages" will be deemed to include the $25,000,000 line of credit secured by HBCLP, Inc.'s limited partner interest in Hudson Bay Partners, L.P. (the "HBCLP Note"), unless otherwise noted.

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                 construed as owning at any time a partnership interest in Manalapan Hotel Partners for federal income tax purposes;

         7. Whether the leases of the Hotel Properties will be treated as leases for federal income tax purposes and whether the rent payable thereunder will qualify as "rents from real property" for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code;

         8. Whether Crescent Equities will be considered to own any of the voting securities of the Residential Development Corporations or DBL Holdings, Inc. ("DBLH") for purposes of section 856(c)(5)(B) of the Code;

         9. Whether the Operating Partnership and each of the Subsidiary Partnerships will be classified for federal income tax purposes as partnerships and not as (a) associations taxable as corporations or (b) publicly traded partnerships;

         10. Whether the distribution of the stock of Crescent Operating, Inc. ("Crescent Operating") by Crescent Equities to its shareholders will be taxable to Crescent Equities as gain on the sale of stock or securities for purposes of section 856(c) of the Code;

         11. Whether Crescent Operating will be treated for federal income tax purposes as a corporate entity separate from and not an agent of either Crescent Equities or the Operating Partnership in light of Crescent Operating's relationship with Crescent Equities and the Operating Partnership;

         12. Whether Crescent Operating and Crescent Equities will be treated as a stapled entity for federal income tax purposes under section 269B(a)(3) of the Code;

         13. Whether the loan of approximately $35.9 million from the Operating Partnership to Crescent Operating will constitute debt for federal income tax purposes;

         14. Whether Crescent Equities will be considered to have met the requirements of section 856(c)(5) of the Code for the period beginning April 1, 1997 and ending June 26, 1997 during which it held Crescent Operating stock;

         15. Whether the rents received by Crescent Equities from Charter Behavioral Health Systems, LLC ("CBHS") and its affiliates will constitute "rents from real property" under section 856(d) of the Code;

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         16. Whether the Commercial Partnership and the Development Partnership will be considered for federal income tax purposes as separate entities and not as partners of or with each other;

         17. Whether, assuming that the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes, the allocations of profit and loss from the Leased Properties to the partners of the Commercial Partnership and the allocations of profit and loss from the Development Properties to the partners of the Development Partnership will be respected under section 704;

         18. Whether, assuming that the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes, the allocation to Crescent Equities under Treas. Reg. 1.856-3(g) of gross income derived from the sale of Development Properties to customers in the ordinary course of business would be taken into account for purposes of determining whether Crescent Equities meets the requirements of the 95 percent and 75 percent gross income tests set forth in sections 856(c)(2) and (3) (the "Gross Income Tests");

         19. With respect to the UBS Transaction, whether a payment, if any, to Crescent Equities will be excluded from its gross income under section 1032, and, if so, what effect it would have on the application to Crescent Equities of the gross income tests set forth in section 856(c); and

         20. Whether the material under the heading "Federal Income Tax Considerations" in the Prospectus is accurate and summarizes the material federal income tax considerations to a prospective holder of Common Shares.

         The opinions set forth herein are based upon the existing provisions of the Code, Treasury Regulations, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. Because our opinions are not binding upon the IRS or the courts, however, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

I.       Documents and Representations

         For the purpose of rendering these opinions, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following: (1) the Restated Declaration of Trust of Crescent Real Estate Equities Company (the "Declaration of Trust"); (2) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, as amended (the "Operating Partnership Agreement"); (3) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding I, L.P. (the "Funding I Agreement"); (4) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding II, L.P., as amended (the "Funding II Agreement"); (5) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding III, L.P., as amended (the "Funding III Agreement"); (6) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding IV, L.P., as amended (the "Funding IV Agreement"); (7) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding V, L.P., as amended (the "Funding V Agreement"); (8) the First Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Funding VI, L.P. (the "Funding VI Agreement"); (9) the Agreement of Limited Partnership of Crescent Real Estate Funding VII, L.P., as amended (the "Funding VII Agreement"); (10) the Agreement of Limited Partnership of CresCal Properties, L.P., as amended by the First Amendment to the Agreement of Limited Partnership of CresCal Properties, L.P. (the "CresCal Agreement"); (11) the Limited Liability Company Agreement of CresTex Development, L.L.C. (the "CresTex Agreement"); (12) the Limited Partnership Agreement of Waterside Commons Limited Partnership, as amended by the First Amendment to the Limited Partnership Agreement of Waterside Commons Limited Partnership, dated August 23, 1995 (the "Waterside Agreement"); (13) the Articles of Organization of G/C Waterside Associates LLC (the "Associates Articles"); (14) the Regulations of G/C Waterside Associates, LLC (the "Associates Regulations"); (15) the

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Amended and Restated Agreement of Limited Partnership of Woodlands Office Equities - '95 Limited (the "Woodlands Partnership Agreement"); (16) the Amended and Restated Agreement of Limited Partnership of Woodlands Retail Equities - '96 Limited (the "WRE Agreement"); (17) the Limited Partnership Agreement of 301 Congress Avenue, L.P. (the "301 Congress Partnership Agreement"); (18) the Limited Liability Company Agreement of Crescent/301, L.L.C. (the "Crescent/301 Agreement"); (19) the Amended and Restated Agreement of Limited Partnership of Spectrum Mortgage Associates, L.P. (the "SMA Agreement"); (20) the Agreement of Limited Partnership of Crescent Realty Investments, LLP (the "CCRH Agreement");
(21) copies of all existing leases (including amendments) entered into as of the date hereof with respect to property owned by the Operating Partnership or the Subsidiary Partnerships; (22) copies of the Residential Development Property Mortgages; (23) the Intercompany Agreement between the Operating Partnership and Crescent Operating (the "Intercompany Agreement"); (23) the Registration Statement of Crescent Operating on Form S-1 dated April 15, 1997; (24) the
First Restated Certificate of Incorporation of Crescent Operating (the
"Restated Certificate"); (25) the Amended and Restated Bylaws of Crescent Operating; (26) the Real Estate Purchase and Sale Agreement between Magellan Health Services, Inc. and the Operating Partnership (the "Magellan Agreement");
(27) the Certificate of Incorporation of The Woodlands Land Company, Inc.; (28) the Agreement of WECCR General Partnership; (29) the Agreement of BOCH General Partnership; (30) the Agreement of Limited Partnership of The Woodlands Operating Company, L.P.; (31) the Agreement of Limited Partnership of The Woodlands Land Development Company, L.P.; (32) the Amended and Restated Agreement of Limited Partnership of the Woodlands Commercial Properties
Company, L.P.; (33) the Certificate of Merger of The Woodlands Commercial Properties Company, L.P. and The Woodlands Land Development Company, L.P.; (34) the Management and Advisory Agreement between The Woodlands Commercial Properties Company, L.P. and The Woodlands Operating Company, L.P.; (35) the Management and Advisory Agreement dated July 31, 1997 between The Woodlands
Land Development Company, L.P. and The Woodlands Operating Company, L.P.; (36) the Lease Agreement between The Woodlands Commercial Properties Company, L.P. and WECCR General Partnership; (37) the Registration Statement, as amended through the date hereof; (38) the Prospectus; and (39) such other documents or information as we have deemed necessary for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         In addition, these opinions are conditioned upon certain representations made by Crescent Equities and the Operating Partnership as to factual and other matters as set forth in a letter submitted to us and in the discussion of "Federal Income Tax Considerations" in the Prospectus. These opinions are also based on the assumptions that (i) the Operating Partnership will be operated in accordance with the terms and provisions of the Operating Partnership Agreement, (ii) each of the Subsidiary Partnerships will be operated in accordance with the terms and provisions of its organizational documents, (iii) Crescent Equities will be operated in accordance with the terms and provisions of its Restated Declaration of Trust, and (iv) the various elections, procedural steps, and other actions by Crescent Equities or the Operating Partnership described in the discussion of "Federal Income Tax Considerations" in the Prospectus will be completed in a timely fashion or otherwise carried out as so described.

         Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the

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representations made by Crescent Equities and the Operating Partnership. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the representations. To the extent the representations are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the Treasury Regulations and published administrative interpretations.

II.      Opinions

         1.      Qualification of Crescent Real Estate Equities Company as a
REIT

         Based on the foregoing, it is our opinion that (i) Crescent Equities qualified as a REIT under sections 856 through 860 of the Code with respect to its taxable years ending on or before December 31, 1996, (ii) Crescent Equities is organized in conformity with the requirements for qualification as a REIT and its manner of operation has enabled it to meet the requirements for qualification as a REIT as of the date of the Prospectus Supplement, and (iii) Crescent Equities' proposed manner of operation will enable it to meet the requirements for qualification as a REIT in the future.

         2. Ownership of the Residential Development Properties and Treatment of Amounts Derived by the Operating Partnership with Respect to the Stock of the Residential Development Corporations

         If the Residential Development Corporations are not respected for tax purposes, then the Operating Partnership would be treated for tax purposes as directly owning certain of the Residential Development Properties. In such a case, the income from the sales of the Residential Development Properties treated as directly owned by the Operating Partnership would not qualify under the 75 percent and 95 percent gross income tests and would count as gain from the sale of assets for purposes of the 30 percent of gross income limitation. In addition, such income would be considered "net income from prohibited transactions" and thus would be subject to a 100 percent tax. Moreover, to the extent that the Operating Partnership would be treated as directly owning HBCLP's limited partner interest in Hudson Bay Partners, L.P. ("HB Partners"), the Operating Partnership would be treated as owning any securities held by HB Partners, and such deemed ownership could cause Crescent Equities to be treated as owning more than 10 percent of the voting securities of one or more issuers in violation of section 856(c)(5)(B). As a general rule, however, corporations, as long as they have a business purpose or carry on any business activity, are not disregarded for federal income tax purposes. Moline Properties, Inc. v. Commissioner, 319 U.S. 436, 438-439 (1943).

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         The Residential Development Corporations are not mere formalities created for tax purposes. Crescent Equities and the Operating Partnership have represented that each of the Residential Development Companies have their own employees (except HBCLP, which has no employees), act independently in owning, developing, and selling the Residential Development Properties, and do not act as agents of the Operating Partnership or Crescent Equities. Moreover, Mira Vista Development Corporation ("MVDC"), Houston Area Development Corporation ("HADC"), The Woodlands Land Company, Inc. ("Landevco"), and Desert Mountain Development Corporation ("DMDC") should shield the Operating Partnership against any liabilities generated by their respective property development businesses, while Crescent Development Management Corporation ("CDMC") and HBCLP should shield the Operating Partnership from any liabilities generated by any future business conducted directly by CDMC and HBCLP, respectively.

         Therefore, it is our opinion that for federal income tax purposes the Operating Partnership will not be treated as owning the Residential Development Properties held directly by the Residential Development Corporations and, consequently, all amounts derived by the Operating Partnership with respect to the stock of the Residential Development Corporations will be characterized as distributions on stock (i.e., as dividends, a return of capital, or capital gain, depending on the circumstances) for purposes of the 75 percent and 95 percent gross income tests.

3. Characterization of the Residential Development Property Mortgages as Debt and Treatment of Amounts Paid Pursuant to Residential Development Property Mortgages

         a. Characterization as Debt. Debt instruments, especially instruments that are held by persons related to the debtor, may under certain circumstances be characterized for income tax purposes as equity, rather than as debt. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964). Among the criteria that have been found relevant in characterizing such instruments are: (1) the intent of the parties, (2) the extent of participation in management by the holder of the instrument, (3) the ability of the corporation to obtain funds from outside sources, (4) the "thinness" of the capital structure in relation to debt, (5) the risk involved, (6) the formal indicia of the arrangement, (7) the relative position of the obligees as to other creditors regarding payment of interest and principal, (8) the voting power of the holder of the instrument, (9) the provision of a fixed rate of interest, (10) the contingency of the obligation to repay, (11) the source of the interest payments, (12) the presence or absence of a fixed maturity date, (13) a provision for redemption by the corporation, (14) a provision for redemption at the option of the holder, and
(15) the timing of the advance with reference to the organization of the corporation. Fin Hay Realty Co. v. United States, 398 F.2d 694 (3d Cir. 1968).

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         Although the Residential Development Property Mortgages are held by the Operating Partnership, which owns all of the nonvoting stock of the Residential Development Corporations, and an approximately 19 percent indirect equity interest in Whitehawk Development Group, LLC, these mortgages possess a number of attributes weighing in favor of debt treatment. For instance, each of the Residential Development Property Mortgages is clearly denominated as debt, has a fixed term of seven or more years (except the HBCLP Note which has a term of five years), provides for the return of a fixed principal amount plus interest, and is secured by the Residential Development Properties (or in the case of the CDMC Mortgage, secured by an interest in a limited partnership which holds indirect interests in several Residential Development Properties, or in the case of the HBCLP Note, secured by HBCLP's interest in HB Partners). The interest on the Residential Development Property Mortgages accrues at either a fixed rate or, in the case of the Whitehawk Note, at the prime rate plus one percent per annum (not including any additional interest based on gross sales proceeds). In addition, the Residential Development Property Mortgages are not subordinated to other indebtedness of the Residential Development Corporations. Crescent Equities and the Operating Partnership have represented that at the time that each of the Residential Development Property Mortgages were acquired by the Operating Partnership, the outstanding principal amount of such mortgages did not exceed approximately 80 percent of the fair market value of the Residential Development Properties (or in the case of the three notes secured by the Houston Area Properties, that the combined principal amount of the three loans did not exceed approximately 85 percent of the fair market value of the Houston Area Properties, or in the case of the HBCLP Note, Crescent Equities and the Operating Partnership have represented that at the time the HBCLP Note was acquired by the Operating Partnership the maximum amount that could be drawn under the line of credit under such note did not exceed 50 percent of the fair market value of HBCLP's interest in HB Partners) and that the interest to be charged, including any contingent interest, represents a commercially reasonable rate of interest. In addition, based on our experience and an examination of the Residential Development Property Mortgages, the interest appears to represent a commercially reasonable rate of interest.

         Based on the foregoing, it is our opinion that each of the Residential Development Property Mortgages constitutes debt for federal income tax purposes.

         b. Treatment of Amounts Paid Pursuant to Residential Development Property Mortgages. Section 856(f) of the Code defines "interest" for the purposes of section 856(c)'s gross income tests to include contingent interest that is based on a fixed percentage of any person's receipts or sales. On the other hand, contingent interest provisions that are based on a specified portion of the gain realized on the sale of the real property securing a mortgage (or any gain that would be realized if such property were sold on a specified date) may be characterized as "shared appreciation provisions" under section 856(j) of the Code. If the properties underlying such a provision are primarily held for sale to customers in the ordinary course of business, any

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income derived from such a provision would be treated as income from prohibited transactions. Such income would not satisfy the 75 percent and 95 percent gross income tests and would be subject to a 100 percent tax on "net income from prohibited transactions."

         Any contingent interest payable under the terms of the mortgage in the principal amount of $14.4 million secured by the Mira Vista Residential Development Property (the "Mira Vista Mortgage") will qualify as interest on an obligation secured by a mortgage on real property, rather than income derived from a shared appreciation provision, because such contingent interest will be based on a percentage of the gross receipts derived from any sale of portions of the Mira Vista Residential Development Property, as opposed to a portion of the gain realized on such sales. Similarly, any contingent interest payable under the terms of the mortgages in the aggregate principal amount of $14.4 million secured by the Falcon Point Residential Development Property and the Spring Lakes Residential Development Property (the "Houston Area Development Properties") (the "Houston Area Mortgages") will qualify as interest on obligations secured by mortgages on real property, rather than income derived from shared appreciation provisions, because such contingent interest will be based on a percentage of the gross receipts derived from any sale of portions of the Houston Area Development Properties, as opposed to a portion of the gain realized on such sales.

         The fact that the contingent interest provided for by the Mira Vista Mortgage and the Houston Area Mortgages is based on gross receipts, rather than gain, could have economic significance with respect to the return received by a holder of such mortgages. For example, if the value of the Houston Area Development Properties were to increase, but few lots were sold, the Operating Partnership, as holder of the Houston Area Mortgages would not accrue any contingent interest. On the other hand, the Operating Partnership would accrue contingent interest if numerous lot sales were made at the Houston Area Development Properties, even if such sales were made at a loss.

         Based on the foregoing, it is our opinion that any contingent interest derived from the Mira Vista Mortgage and the Houston Area Mortgages will be treated as being based on a fixed percentage of sales and therefore such interest will constitute interest received from real estate mortgages for purposes of the 75 percent and 95 percent gross income tests, and that, consequently, all amounts derived by the Operating Partnership from the Residential Development Corporations under the terms of the Residential Development Property Mortgages (other than the HBCLP Note) will be characterized as interest or principal, as the case may be, paid on mortgages on real property for purposes of the 75 percent and 95 percent gross income tests. It is our opinion that all amounts derived by the Operating Partnership from the HBCLP Note will be characterized as interest or principal, as the case may be for purposes of the 95 percent gross income test.

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         4. Characterization of Ritz-Carlton Mortgage as Debt and Treatment of Amounts Paid Pursuant to Ritz-Carlton Mortgage

                 a. Background. Manalapan Hotel Partners ("Manalapan") is a Florida general partnership. The three original partners of Manalapan were as follows: Siquille Developers, Inc., which held and still holds a 50 percent interest; SCP (Palm Beach) Inc., as successor to Shimizu Land Corporation ("SCP"), which held and still holds a 25 percent interest; and AIT Manalapan Limited Partnership ("AIT"), which also held a 25 percent interest. In 1989, in order to construct The Ritz-Carlton Hotel in Palm Beach, Florida, Manalapan entered into three different loan agreements with three different entities. Each note is secured by the Ritz-Carlton Hotel and the land thereunder (the "RC Property"). The senior note in the amount of $75 million is held by The Nippon Credit Bank, New York Branch ("Nippon"). The two subordinate notes, each in the initial principal amount of $9 million and due on June 22, 2004, were held by SCP and by State Street Bank and Trust Company, as trustee of Ameritech Pension Trust ("Ameritech"). As of February 28, 1997, the unpaid principal balance of the senior note was $71,428,757.91, together with accrued interest of $360,960.67; the unpaid principal balance of the note held by SCP was $8,849,244.17, plus accrued interest of $1,526,548.60; and the unpaid principal balance of Ameritech's note was $8,849,244.17, plus accrued interest of $1,527,677.71.

         On December 22, 1996, the Operating Partnership entered into an agreement to purchase Ameritech's subordinate note (the "RC Note") for $6,490,000 and an option to purchase AIT's interest in Manalapan (the "Option"). The purchase price of the Option was $10,000; its exercise price was $100,000. On February 27, 1997, the Operating Partnership transferred the Option to CDMC. The Operating Partnership closed on the Loan Purchase and Sale Agreement on March 5, 1997, purchasing the RC Note. On the same day, CDMC exercised the Option and purchased the partnership interest in Manalapan.(4) CDMC has the consent of the other Manalapan partners to transfer its interest to a corporation ("New Crescent") that would be formed and then spun off by the Operating Partnership and Crescent Equities.(5)

                 b. Characterization as Debt. Debt instruments, especially instruments that are held by persons related to the debtor, may under certain circumstances be characterized for income tax purposes as equity, rather than as debt. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964). Among the criteria that have been found relevant in characterizing such





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(4) This series of transactions discussed in this paragraph will hereinafter be referred to as the "Transactions."


(5)      This consent would apply to Crescent Operating.

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instruments are the following: (1) the intent of the parties, (2) the extent of participation in management by the holder of the instrument, (3) the ability of the corporation to obtain funds from outside sources, (4) the "thinness" of the capital structure in relation to debt, (5) the risk involved, (6) the formal indicia of the arrangement, (7) the relative position of the obligees as to other creditors regarding payment of interest and principal, (8) the voting power of the holder of the instrument, (9) the provision of a fixed rate of interest, (10) the contingency of the obligation to repay, (11) the source of the interest payments, (12) the presence or absence of a fixed maturity date,
(13) a provision for redemption by the corporation, (14) a provision for redemption at the option of the holder, and (15) the timing of the advance with reference to the organization of the corporation. Fin Hay Realty Co. v. United States, 398 F.2d 694 (3d Cir. 1968).

         Although the purchase price of the RC Note reflects a significant discount from its outstanding balance, this price does not establish that the RC Property was in fact "under water." Rather, it indicates Ameritech's reluctance to continue to bear the financing risk associated with the loan. In addition, the RC Note possesses a number of attributes weighing in favor of debt treatment. For instance, the RC Note is clearly denominated as debt, has a fixed maturity date of June 22, 2004, provides for the return of interest on the principal amount at a rate of 12 percent per annum, some of which already has been paid, and is secured by the RC Property. As far as we are aware, the RC Note was issued at a time when the fair market value of the RC Property exceeded all debts that it secured, has never been in default, and has never been modified. In addition, neither of the two subordinate notes was pro rata among the owners of the partnership's equity; both were held only by two minority partners. Also, the purchase by CDMC of the joint venture interest indicates CDMC's belief that the equity interest had some value at the time of the purchase. Furthermore, Crescent Equities and the Operating Partnership have represented that the value of the RC Property exceeds the combined outstanding balance of the RC Note and the notes held by Nippon and SCP. Crescent Equities and the Operating Partnership have also represented that the interest provided for under the RC Note represents a commercially reasonable rate of interest. In addition, based on our experience and an examination of the RC Note, the interest appears to represent a commercially reasonable rate of interest.

         Based on the foregoing, it is our opinion that the RC Note constitutes debt for federal income tax purposes. Further, it is our opinion that amounts designated as interest by the RC Note will be treated as interest for purposes of the 75 percent and 95 percent gross income tests of section 856(c) of the Code.

         c.  Option to Purchase Partnership Interest

         The Operating Partnership's purchase of the Option and subsequent transfer of it to CDMC, as well as CDMC's exercise of the option, raises two issues of concern to the Operating

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Partnership. The first issue is whether ownership of the Option by the Operating Partnership was tantamount to ownership of the joint venture interest. The second issue is whether CDMC will be treated as an agent of the Operating Partnership.

         The IRS, in Revenue Ruling 82-150, 1982-2 C.B. 110, held that where a taxpayer purchases an option to purchase an asset and the price paid for acquiring the option is relatively high compared to the fair market value of the asset, the doctrine of "substance over form" will be applied to the transaction, and the taxpayer will be considered to have assumed ownership of the asset through purchase of the option. The $10,000 price paid by the Operating Partnership to purchase the Option, however, was relatively insignificant compared to the exercise price and is not likely to be considered a purchase of the joint venture interest.

         Also relevant is the Tax Court's decision in Penn-Dixie Steel Corporation v. Commissioner, 69 T.C. 837 (1978). The court addressed the issue of whether a transaction between two parties that entered into a joint venture agreement providing for a put and a call should be construed as a sale of one company's interest with payment of a portion of the purchase price deferred until the put or the call was exercised. The court explained that, despite the likelihood of the companies exercising either the put or the call, the put and call arrangement did not legally, or as a practical matter, impose mutual obligations upon one company to sell and the other to buy. Id. at 844. Under the Penn-Dixie rationale, enough contingencies were present when the Operating Partnership purchased the Option to prevent the purchase of the Option from being construed as purchase of the joint venture interest. Based on the foregoing, it is our opinion that the Operating Partnership's purchase of the Option will not be construed as ownership of a partnership interest in Manalapan.

         The second issue that must be addressed is whether CDMC could be regarded as an agent for the Operating Partnership. In Commissioner v. Bollinger, the Supreme Court discussed the tax treatment of corporations purporting to be agents for their shareholders. 485 U.S. 340 (1988). The Court enumerated three factors that will lead to the finding of an agency relationship with respect to an asset: (1) the corporation acquires the asset with a written agency agreement in place; (2) the corporation functions as an agent and not as a principal; and (3) the corporation is held out to third parties as an agent. Id. at 349-50.

         CDMC has not and will not hold itself out as an agent for the Operating Partnership. In addition, there are no agreements between Crescent Equities and the Voting Shareholders, whether written or oral, that control the manner in which the Voting Shareholders exercise the voting rights inherent in the voting stock of CDMC or that restrict the ability of the Voting Shareholders to alienate such stock. There will be no such agreements between Crescent Equities

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and the Voting Shareholders in the future. Moreover, the voting stock of CDMC owned by the Voting Shareholders is registered in the names of such Voting Shareholders, and all dividends accruing on stock are delivered to the addresses of such Voting Shareholders. No evidence exists to indicate that CDMC did not act independently and in the best interests of its shareholders when investing in the partnership interest in Manalapan, which has significant potential for appreciation.

         Although CDMC has the right to transfer its interest in Manalapan to New Crescent, it is under no legal obligation to complete such a transfer. No agreement, written or unwritten, to transfer the Manalapan interest to Crescent Operating or any other New Crescent exists between the Operating Partnership and CDMC. Crescent Equities has also represented that to the best of its knowledge the Board of Directors of CDMC has made no decision regarding the possible contribution to New Crescent, will continue to act independently with regard to this matter, and will take whatever actions it determines are in the best interest of CDMC at such time, if any, as there is an opportunity to transfer the partnership interest to New Crescent. In our view, an application of the Bollinger inquiry to these facts is unlikely to result in a characterization of the relationship between CDMC and the Operating Partnership as one between agent and principal, especially because CDMC and the Operating Partnership will not hold themselves out to the public as principal and agent.

         Finally, it is unlikely that the Operating Partnership will be considered the owner of the partnership interest because, should the value of the partnership interest depreciate, CDMC bears the risk of loss. CDMC also will be the entity that benefits should the interest appreciate.

         Based on the foregoing, it is our opinion that the Operating Partnership's purchase of the Option will not be construed as ownership of a partnership interest in Manalapan.

         5. Characterization of the Leases of the Hotel Properties and the Treatment of Amounts Paid Pursuant to Such Leases as "Rents From Real Property"

         On January 3, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Hyatt Regency Beaver Creek would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On April 1, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we updated the facts relating to the lease of the Hyatt Regency Beaver Creek as expressed in our January 3, 1995 memorandum and affirmed the opinions expressed in that memorandum.

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         On June 30, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Denver Marriott City Center would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On September 27, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we affirmed the opinions expressed in our June 30, 1995 memorandum.

         On December 19, 1995, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Hyatt Regency Albuquerque Plaza would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property." On April 1, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we updated the facts relating to the lease of the Hyatt Regency Albuquerque Plaza as expressed in our December 19, 1995 memorandum and affirmed the opinions expressed in that memorandum.

         On July 26, 1996, we provided the Operating Partnership with a memorandum (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Canyon Ranch Tucson resort would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property."

         On December 11, 1996, we provided the Operating Partnership with a letter (a copy of which is attached hereto) in which we expressed our opinion that, based on certain assumptions, that the lease of the Canyon Ranch Lenox resort would be treated as a lease for federal income tax purposes and that the rent payable thereunder would qualify as "rents from real property."

         We hereby affirm the opinions expressed in our January 3, 1995, June 30, 1995, December 19, 1995 and July 26, 1996 memoranda, as updated by our letters dated April 1, 1996, September 27, 1996 and December 11, 1996, and authorize you to rely upon those opinions in connection with the preparation of the Registration Statement.

         6. Ownership of DBL Holdings, Inc. and Residential Development Company Voting Stock

         Section 856(c)(5) restricts the types of assets that can be held by an entity seeking to qualify as a REIT. Specifically, section 856(c)(5)(B) provides that at the close of each quarter of the taxable year, a REIT must hold no more than 10 percent of the outstanding voting securities of any one issuer.

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         The term "voting securities" as used in section 856(c)(5)(B) is not defined in the Code. However, section 856(c)(6)(F) provides that terms not defined in sections 856 through 859 shall have the same meaning as when used in the Investment Company Act of 1940, as amended (the "ICA"). Section 2(a)(42) of the ICA defines "voting security" as "any security presently entitling the owner or holder thereof to vote for the election of directors of a company."

         The IRS has not issued any revenue rulings discussing what constitutes "voting securities" for purposes of section 856(c)(5)(B). However, the IRS has issued one revenue ruling discussing what constitutes "voting securities" for the purposes of section 851(b), which provides rules for qualification as a regulated investment company (a "RIC"). (The RIC qualification provisions, like section 856(c)(5)(B), incorporate the definition of "voting securities" found in the ICA.) In Rev. Rul. 66-339, 1966-2 C.B. 274, the IRS held that a shareholders' voting agreement was not a voting security for purposes of section 851(b)(4). The taxpayer in the ruling was a small business investment company which had made a loan to a corporation. Under the terms of the loan agreement, a shareholders' agreement was executed, which required the election of one director designated by the taxpayer during the term of the loan and, thereafter, as long as the taxpayer owned or had the right to acquire at least 10 percent of the outstanding stock of the corporation. The IRS held that the shareholders' agreement was not a voting security because the enforceability the taxpayer's rights under the agreement depended upon the taxpayer's status as a party to the agreement, rather than as a shareholder.

         The IRS has not been entirely comfortable with Rev. Rul. 66-339, however. In G.C.M. 36823, 1976 IRS GCM Lexis 114 (Aug. 24, 1976), which dealt with the definition of "voting securities" for purposes of the REIT provisions, the IRS recommended that Rev. Rul. 66-339 be modified to reflect the interpretation of the term "voting security" as expressed in an opinion of the chief counsel of the Securities and Exchange Commission ("SEC"). This opinion held that "unless there are compelling considerations to the contrary in a particular case, the definition of 'voting security' in the ICA should generally be interpreted to include not only the formal legal right to vote for the election of directors pursuant to the provisions of the law of the state of incorporation and the corporation's charter and by-laws but also the de facto power, based on all the surrounding facts and circumstances, to determine, or influence the determination of, the identity of a corporation's directors." Id. Despite this recommendation of G.C.M. 36823, however, Rev. Rul. 66-339 has never been modified and would therefore continue to constitute good authority.

         Since the issuance of G.C.M. 36823, the IRS has issued several private letter rulings in which it has not treated a REIT as owning "voting securities" of other corporations for purposes of section 856(c)(5)(B), despite the fact that such securities were actually owned either by officers or shareholders of the REIT. P.L.R. 8825112 (Mar. 30, 1988); P.L.R. 9340056 (July 13, 1993);

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P.L.R. 9428033 (April 20, 1994); P.L.R. 9436025 (June 8, 1994).  In each of these rulings, the REIT either directly or indirectly held substantial amounts of the other corporation's nonvoting stock. None of these rulings makes any mention of either Rev. Rul. 66-339 or the de facto voting power issue raised by the IRS in G.C.M. 36823.

         Although private letter rulings like those mentioned above were issued by the IRS until June 8, 1994, the IRS subsequently announced that, for the indefinite future, it would no longer issue private letter rulings with regard to fact situations involving corporations the voting stock of which is held by relatives of principal REIT shareholders and/or REIT employees. The IRS has not provided an explanation for this "no ruling" policy. Nonetheless, the policy could indicate that the IRS is reconsidering its position on the treatment of fact situations similar to those involving Crescent Equities and the Residential Development Corporations.

         Crescent Equities does not directly or indirectly own any of the voting stock of any of the Residential Development Corporations (with the exception of Landevco and DMDC, the voting stock of which it will sell to a third party prior to the close of the current quarter) or DBLH. In the case of MVDC, the voting stock is owned by James Bartlett, Nick Hackstock, Tom Nezworski, John C. Goff and Gerald W. Haddock (together, the "MVDC Voting Shareholders"). In the case of HADC, the voting stock is owned by Sam Yager, John C. Goff and Gerald W. Haddock (together, the "HADC Voting Shareholders"). In the case of CDMC, the voting stock is owned by Harry Frampton, John C. Goff and Gerald W. Haddock (together, the "CDMC Voting Shareholders"). In the case of HBCLP, such stock is owned by K-Holdings Co. and David Lesser (together, the "HBCLP Voting Shareholders"). In the case of DBLH, such stock is owned by Gerald W. Haddock and John C. Goff (together, the "DBLH Shareholders," and together with the MVDC Voting Shareholders, the HADC Voting Shareholders, the CDMC Voting Shareholders, and the HBCLP Voting Shareholders, the "Voting Shareholders"). Moreover, the voting stock of the Residential Development Corporations and DBLH owned by the Voting Shareholders is registered in the names of such Voting Shareholders, and all dividends accruing on stock are delivered to the addresses of such Voting Shareholders. Therefore, unless Crescent Equities is deemed to own some of the shares of voting stock of the Residential Development Corporations or DBLH actually held by the Voting Shareholders, and provided the Operating Partnership, as represented, disposes of its Landevco and DMDC voting shares prior to the end of this quarter, Crescent Equities will not own more than 10 percent of the voting securities of any of the Residential Development Corporations or DBLH in violation of section 856(c)(5)(B).

         Crescent Equities and the Operating Partnership have informed us that Crescent Operating is likely to be the third party that purchases the voting stock of DMDC and Landevco. Although Crescent Operating was spun-off by Crescent Equities and the Operating Partnership, it is not a mere formality created for tax purposes. The Operating Partnership and Crescent Operating hold themselves out to the public as separate entities, and the stock of Crescent Operating is traded separately from the stock of Crescent Equities.

         As noted above, following the sale of voting stock to Crescent Operating, Crescent will not directly or indirectly own any of the voting stock of DMDC or Landevco. Therefore, unless Crescent is deemed to own some of the shares of voting stock of DMDC and Landevco actually held by Crescent Operating, it will not own more than 10 percent of the voting securities of DMDC in violation of section 856(c)(5)(B).

         The IRS could argue that the ownership of some or all of the voting stock actually held by the Voting Shareholders and Crescent Operating should be attributed to Crescent Equities under two possible theories: (1) a "nominee" or "de facto ownership" theory or (2) a constructive ownership theory. There is no authority indicating that the IRS could successfully assert either of these theories in a fact situation similar to that involving Crescent Equities and the Residential Development Corporations or DBLH, however. Therefore, it is our opinion that Crescent Equities will not be

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deemed to be the owner of the voting stock of the Residential Development Corporations or DBLH held by the Voting Shareholders and Crescent Operating for purposes of section 856(c)(5)(B). In connection with this opinion we note that both John C. Goff and Gerald W. Haddock are presently officers and trust managers of Crescent Equities and officers of some of Crescent Equities' subsidiaries, while David H. Lesser was an employee of Crescent Equities prior to his acquiring voting stock in HBCLP.

                 a. "Nominee" or "De Facto Ownership" Theory. Under a "nominee" or "de facto ownership" theory, the IRS could attribute ownership of the Residential Development Company voting stock and the DBLH Voting Stock from the Voting Shareholders and Crescent Operating to Crescent Equities for tax purposes, based on the "effective control" that Crescent Equities exercises over the Voting Shareholders and Crescent Operating. The IRS has only applied a "nominee" or "de facto ownership" theory in situations where there was a written or oral agreement transferring "effective control" of the stock away from the record owner, however. No such agreement exists between Crescent Equities and the Voting Shareholders or Crescent Operating.

         For example, in G.C.M. 36823, discussed above, the IRS based its determination that a taxpayer was the "true owner" of another corporation's voting stock for purposes of section 856(c)(5)(B) on the fact that the actual owner of such stock had executed a written agreement giving the taxpayer a proxy to vote the stock in a number of key situations. Under the agreement, the taxpayer was given a proxy to vote all of the borrower's voting stock in the event the borrower proposed (1) a merger or reorganization, (2) a liquidation and dissolution, (3) any substantial change in business, (4) a sale or disposition of all or substantially all of its assets, (5) any amendment to the certificate of incorporation, (6) the organization of any significant subsidiary, or (7) any substantial investment in any other corporation, partnership, or joint venture. The proxy did not give the taxpayer the right to vote for the borrower's directors, however. Nonetheless, the IRS concluded that the taxpayer should be deemed to own the borrower's voting stock for purposes of section 856(c)(5)(B), because the agreement with the actual owner of the borrower's voting stock provided the taxpayer "with the type of control over directors' decisions that is usually reserved to those having the power to elect directors, that is, the owners of voting stock." 1976 IRS GCM Lexis 114.

         In contrast, the IRS has never attributed ownership of voting securities to a taxpayer for purposes of section 856(c)(5)(B) in situations where no agreement regarding how such securities were to be voted existed between the taxpayer and the actual owners of the securities. For example, in a series of private letter rulings issued after the issuance of G.C.M. 36823, the IRS ignored the "effective control" that taxpayers might exercise over voting stock in situations where such stock was held by the taxpayer's officers and shareholders. Id.

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         Similarly, outside the context of section 856(c)(5)(B), the IRS has treated the actual owners of corporate stock as mere nominees only in situations where there was a written or oral agreement that provided another party with effective control over such stock. For example, in Rev. Rul. 84-79, 1984-1 C.B. 190, the IRS found that the grantor and sole beneficiary of a revocable voting trust "directly" owned stock for purposes of section 1504(a), despite the fact that it had transferred the stock to the voting trust. The IRS reached this conclusion because the voting trust agreement effectively allowed the grantor to retain control over the stock, permitting it to revoke the trust or replace the trustee without cause at any time. See also, Rev. Rul. 70-469, 1970-2 C.B. 179; Miami National Bank v. Commissioner, 67 T.C. 793
(1977). In contrast, the IRS has not found that corporations retained effective control of stock for purposes of section 1504(a)(4) in situations where they transferred such stock to their shareholders, in the absence of a voting trust agreement. See, e.g., T.A.M. 9206005 (Oct. 24, 1991); T.A.M. 9137003 (May 20, 1991).

         The IRS has also refused to treat purchasers of corporate stock as mere nominees when applying the "solely for voting stock" requirement for section 368(a)(1)(B) reorganizations. For example, in Rev. Rul. 68-562, 1968-2 C.B. 157, the IRS found that an acquisition of all the stock of one corporation ("Y") by another corporation ("X"), in exchange for X corporation voting stock qualified as a section 368(a)(1)(B) reorganization. The IRS reached this conclusion despite the fact that an individual who owned 90 percent of X's voting stock had purchased 50 percent of Y's stock for cash two months before such acquisition. The IRS did not attribute this purchase of Y stock to X, because the actual purchaser, even though he was X's principal shareholder, was under no obligation to surrender such stock to X. Id. See also, Rev. Rul. 72-354, 1972-2 C.B. 216 (Acquiring corporation satisfied "solely for voting stock" requirement for a section 368(a)(1)(B) reorganization when it sold stock in the target corporation that it had recently purchased for cash to a third party with no commitment on the part of the third party to surrender such stock in subsequent reorganization). In contrast, the IRS has attributed third-party purchases of corporate stock to the acquiring party in a 368(a)(1)(B) reorganization in situations where a third-party purchaser had previously agreed to transfer the purchased stock to the acquiring party. See, e.g., G.C.M. 36041, 1974 IRS GCM Lexis 73.

         Moreover, under the three-factor test for nominee status set forth by the Supreme Court in Commissioner v. Bollinger, none of the Voting Shareholders or Crescent Operating qualifies as a nominee of Crescent Equities with respect to the Residential Development Corporation voting stock or the DBLH voting stock. 485 U.S. 340 (1988). Bollinger involved partnerships that developed apartment complexes in Kentucky. In order to avoid Kentucky's usury laws, which limited the annual interest rate for noncorporate borrowers, the partnerships entered into agreements with a corporation wholly owned by an individual that was a partner in each of the partnerships. Pursuant to the agreements, the corporation was to hold title to the apartment complexes as the

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partnerships' nominee and agent solely to secure financing. The agreements also provided that the partnerships were to have sole control of and responsibility for the complexes, and the partnerships were to be the principal and owner of the property during financing, construction, and operation. All parties who had contact with the complexes, if they were aware of the corporation at all, regarded the partnerships as the owners and knew the corporation was merely the partnerships' agent. Income and losses from the complexes were reported on the partnerships' tax returns, and the partners each reported their distributive share of such income and losses on their individual returns. The IRS challenged the inclusion of the complexes' losses on the partners' individual returns on the ground that the losses were attributable to the corporation as the record owner of the complexes. The IRS argued that in order for the partners to demonstrate that the corporation was acting merely as an agent or nominee, they must give evidence of arms-length dealing between the partnerships and the corporation and the payment of an agency fee. However, the Supreme Court held that only three factors needed to be present to assure the genuineness of an agency relationship: (1) the corporation must execute a written agreement at the time the asset is acquired setting forth the corporation's agency with respect to the asset, (2) the corporation must function as an agent and not as a principal with respect to the asset for all purposes, and (3) the corporation must be held out to be an agent and not a principal in all dealings with third parties relating to the asset. Id.

         Although Bollinger expressly dealt with situations where corporations were acting as nominees for their shareholders, its three-factor test appears to be relevant in determining the genuineness of all purported agency relationships for federal income tax purposes. Therefore, if the IRS were to assert that the Voting Shareholders and Crescent Operating are holding the voting stock of the Residential Development Corporations and DBLH as mere nominees of Crescent Equities, Bollinger's three-factor test should apply in evaluating the relationship between Crescent Equities and the Voting Shareholders as well as the relationship between Crescent Equities and Crescent Operating.

         When Bollinger's three-factor test is applied to Crescent Equities' relationship to the Voting Shareholders and Crescent Operating, it becomes apparent that the Voting Shareholders and Crescent Operating are not acting as Crescent Equities' nominees with respect to their ownership of the voting stock of the Residential Development Corporations and DBLH. First, in contrast to the situation in Bollinger, where there was a written agreement between the corporation and the partnerships setting forth the corporation's rights and duties as agent, here there is and will be no written (or oral) agreement between Crescent Equities and the Voting Shareholders or Crescent Operating regarding the Voting Shareholders' and Crescent Operating's rights and duties with respect to the voting stock of the Residential Development Corporations and DBLH. Crescent Equities has no control over the ability of the Voting Shareholders and Crescent Operating to alienate the voting stock and vote such stock as they choose. Second, unlike the situation in Bollinger, where the corporation functioned as an agent rather than a principal with respect to the apartment complexes, here the Voting Shareholders and Crescent Operating function as principals with respect to the voting stock.

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As noted above, the Voting Shareholders and Crescent Operating make their own decisions about alienating the voting stock and how to exercise their voting power, and they are independently obligated to make their shares of any additional capital contributions. Third, unlike the situation in Bollinger, where the corporation was clearly held out to all third parties as a mere agent of the partnerships, here the Voting Shareholders and Crescent Operating have been and will be held out to third parties as the true owners of the voting stock in all respects. For example, the voting stock is registered in the name of the Voting Shareholders and will be registered in the name of Crescent Operating, and all corporate notices and dividends, if any, are delivered to the addresses of the Voting Shareholders and will be delivered to Crescent Operating.

                 b. Constructive Ownership Theory. Under a "constructive ownership theory," the IRS could attempt to attribute ownership of the voting stock of the Residential Development Corporations and DBLH from the Voting Shareholders and Crescent Operating to Crescent Equities for purposes of applying section 856(c)(5)(B). The absence of any relevant constructive ownership provision should defeat such a position, however.

         Although the Code contains several constructive ownership provisions, such as sections 267(c), 318(a), 544(a), 554(a) and 1563(e), section 318(a) is the only one that could possibly operate to attribute ownership of the voting stock of the Residential Development Corporations from the Voting Shareholders to Crescent Equities. This is because section 318(a) is the only constructive ownership provision that provides for attribution of stock ownership to corporations. All of the other constructive ownership provisions provide only for attribution of stock ownership away from corporations.

         The IRS should not be successful in attributing ownership of the voting stock of the Residential Development Corporations and DBLH to Crescent Equities under section 318(a), because that section applies only to other Code sections that expressly provide for its application. There is no indication in the Code or Treasury Regulations that taxpayers are to apply the constructive ownership rules of section 318(a) in determining ownership of voting securities for purposes of section 856(c)(5)(B).

         Furthermore, the IRS and the courts have rejected all attempts to apply section 318(a) to Code sections other than those to which it is expressly made applicable. Thus, for example, in Brams v. Commissioner, 734 F.2d 290 (6th Cir. 1984), the Sixth Circuit affirmed a decision of the Tax Court holding that a transfer of property by a taxpayer to a corporation did not qualify for nonrecognition treatment under section 351. Section 351 offers nonrecognition treatment to persons who transfer property to corporations in exchange for stock, only if such persons are in control of the corporation immediately after the exchange. Section 368(c) defines "control" for this purpose as ownership of 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

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In Brams, the Sixth Circuit determined that the taxpayer directly owned only
31.6 percent of the outstanding stock of the corporation immediately after the transaction, and it refused to apply section 318(a) to attribute to the taxpayer the ownership of an additional 52.6 percent of the outstanding stock of the corporation held by the taxpayer's sons. Id. See also Yamamoto v. Commissioner, 51 T.C.M. 1560 (1986) (Section 351 does not apply to a transfer where the taxpayer owned part of the transferee's stock directly and owned 100% of the stock of a second corporation which owned the balance of the transferee corporation's stock).

         Similarly, the IRS has refused to apply any attribution rules in interpreting "control" for the purposes of interpreting the reorganization
provisions of section 368.   For example, in Rev. Rul. 56-613, 1956-2 C.B. 212,
the IRS did not treat a corporation as satisfying the control requirement of section 368(a)(1)(B) of the Code when it acquired 100 percent of one class of shares of a target corporation, despite the fact that all the other shares of the target corporation were owned by the acquiring corporation's wholly owned subsidiary. See also Berghash v. Commissioner, 43 T.C. 743 (1965), aff'd, 361 F.2d 257 (2d Cir. 1966) (the option attribution rules of section 318(a) do not apply in determining whether the control requirement of section 368(a)(1)(D) is satisfied); Rev. Rul. 76-36, 1976-1 C.B. 105 (section 318(a) has no application in determining "changes in ownership" under pre-1987 section 382).

         Moreover, even if section 318(a) of the Code were applicable to the determination of ownership of voting securities for purposes of section 856(c)(5)(B), it would not operate to attribute ownership of the voting stock of the Residential Development Corporations and DBLH from the Voting Shareholders and Crescent Operating to Crescent Equities. Section 318(a)(3)(C) provides that stock ownership is to be attributed from a shareholder to a corporation only if the shareholder owns, directly or indirectly, 50 percent or more of the value of the stock of such corporation. The Declaration of Trust currently contains limitations on stock ownership that will prevent any shareholder from owning, actually or constructively, more than 8.0 percent of the value of Crescent Equities common shares. Therefore, unless these ownership limitations are waived, no person can possibly own, actually or constructively, 50 percent of the value of Crescent Equities' common shares required for the application of section 318(a)(3)(C). Consequently, it is our opinion that Crescent Equities will not be treated for federal income tax purposes as owning any of the voting stock of any of the Residential Development Corporations (with the exception of Landevco and DMDC) or DBLH. In addition, if, as represented, the Operating Partnership disposes of its DMDC and Landevco voting shares prior to the end of this quarter, then in our opinion Crescent Equities will not be treated as owning more than 10 percent of the voting securities of an issuer in violation of section 856(c)(5)(B).

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         7. Characterization of the Operating Partnership for U.S. Federal Income Tax Purposes

                 a.  Classification for Periods on or after January 1, 1997

         Section 301.7701-2(a) of the Treasury Regulations provides that a business entity formed on or after January 1, 1997 with two or more members will be classified for federal tax purposes as either a corporation or a partnership, unless it is otherwise subject to special treatment under the Code. Under sections 301.7701-2(b)(1), (3), (4), (5), (6), (7) and (8) of the
Treasury Regulations, a corporation includes business entities denominated as such under applicable law, as well as joint-stock companies, insurance companies, entities that conduct certain banking activities, entities wholly owned by a state or any political subdivision thereof, entities that are taxable as corporations under a provision of the Code other than section 7701(a)(3), and certain entities formed under the laws of a foreign jurisdiction. Section 301.7701-3(a) of the Treasury Regulations provides that a business entity with two or more members that is not classified as a corporation under section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the Treasury Regulations (an "Eligible Entity") can elect its classification for federal income tax purposes. Section 301.7701-3(b)(1) of the Treasury Regulations provides that a domestic Eligible Entity formed on or after January 1, 1997 will be classified as a partnership unless it elects otherwise. Under section 301.7701-3(b)(3) of the Treasury Regulations, a domestic Eligible Entity in existence prior to January 1, 1997 will have the same classification that the entity claimed under sections 301.7701-1 through 301.7701-3 of the Treasury Regulations as in effect prior to January 1, 1997 (the "Prior Regulations"), unless it elects otherwise.

         The Operating Partnership was duly organized as a limited partnership prior to January 1, 1997. The Operating Partnership is not a corporation as defined under section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the
Treasury Regulations. Accordingly, the Operating Partnership is an Eligible Entity that can elect its classification for federal income tax purposes for all periods on or after January 1, 1997. You have represented that the Operating Partnership will claim classification as a partnership under the Prior Regulations, as reflected on a federal income tax return to be filed by the Operating Partnership for the tax year ending December 31, 1996. You have also represented that the Operating Partnership will not file an election to be treated as a corporation. Based on the foregoing, it is our opinion that the Operating Partnership will be treated as a partnership for federal income tax purposes as defined in Code sections 7701(a)(2) and 761(a) and not as an association taxable as a corporation for all periods on or after January 1, 1997.

                 b.      Classification for Periods Prior to January 1, 1997.
Section 301.7701-3(f)(2) of the Treasury Regulations provides that the claimed classification of a business entity that is not described in section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the Treasury Regulations

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and that was in existence prior to January 1, 1997 generally will be respected for all periods prior to January 1, 1997 if the entity had a reasonable basis for its claimed classification, and neither the entity nor any member thereof was notified in writing on or before May 8, 1996 that the classification of the entity was under examination.

         Section 301.7701-2(a) of the Prior Regulations provided that an entity that has associates and an objective to carry on a business for joint profit will be treated as a partnership, and not as an association taxable as a corporation, if it has not more than two of the following four characteristics of a corporation: (i) continuity of life; (ii) centralization of management;
(iii) limited liability; and (iv) free transferability of interests. The entity must also have no other characteristics that are significant in determining its classification. Generally, other factors are considered only insofar as they relate to the determination of the presence or absence of the foregoing corporate characteristics. See Rev. Rul. 79-106, 1979-1 C.B. 448.

         Revenue Procedure 89-12, 1989-1 C.B. 798, specified the conditions to be satisfied for an entity to receive a favorable advanced ruling that it would be classified as a partnership for federal income tax purposes. The Operating Partnership may not have met all of the requirements necessary to obtain such a ruling. Such requirements were applicable only in determining whether rulings will be issued, however, and were not intended as substantive rules for the determination of partnership status.

                 i. Limited Liability. Under section 301.7701-2(d) of the Prior Regulations, an entity lacks the corporate characteristic of limited liability if there is at least one member who is personally liable for the debts of or claims against the partnership. In the case of a limited partnership, a general partner of a limited partnership is personally liable under the Prior Regulations if (i) it has substantial assets other than its interest in the partnership or (ii) it is not a dummy acting as the agent of the limited partners. As general partner of the Operating Partnership, Crescent Real Estate Equities, Ltd. ("CREE") is personally liable for all the debts and obligations of the Operating Partnership and owns a general partnership interest therein of approximately one percent. However, section 856(i) of the Code provides that qualified REIT subsidiaries are treated as the same entity as their REIT parent for federal income tax purposes. Therefore, Crescent Equities will be treated as directly owning CREE's one percent general partnership interest in the Operating Partnership. Furthermore, Crescent Equities and the Operating Partnership have represented that CREE will act independently of the Operating Partnership's limited partners. Therefore, the Operating Partnership may have lacked the corporate characteristic of limited liability.

                 ii. Continuity of Life. Section 301.7701-2(b) of the Prior Regulations provided that if the bankruptcy, retirement, resignation, expulsion, or other event of withdrawal of

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a general partner of a limited partnership causes a dissolution of the partnership, continuity of life does not exist, even if dissolution may be avoided by the remaining general partners or by at least a majority in interest of all remaining partners agreeing to continue the partnership. Under Section 13.1.B of the Operating Partnership Agreement, the withdrawal of CREE and the bankruptcy of Crescent Equities cause the Operating Partnership to terminate, unless a majority in interest of the remaining partners consent to continue the Partnership and appoint a new general partner. Accordingly, the Operating Partnership lacked the corporate characteristic of continuity of life.

                 iii. Centralization of Management. Section 301.7701-2(c)(4) of the Prior Regulations provided that centralization of management ordinarily will be found to exist in a limited partnership in which substantially all of the partnership interests are held by the limited partners, and that it may exist where the limited partners have a substantially unrestricted right to remove the general partner. As noted above, under section 856(i) of the Code, Crescent Equities will be treated as owning a one percent general partner interest and an approximately 84 percent limited partnership interest in the Operating Partnership. Furthermore, Section 7.1.A of the Operating Partnership Agreement provides that the limited partners may not remove CREE as general partner. Therefore, the Operating Partnership lacked the corporate characteristic of centralization of management.

                 iv. Free Transferability of Interests. Section 301.7701-2(e) of the Prior Regulations provided that free transferability of interests exists if the members owning all or substantially all of the interests in an organization may substitute for themselves without the consent of the other members a person who is not a member of the organization. Section 11.4.A of the Operating Partnership Agreement provides that if a limited partner transfers its interest in the Operating Partnership, the transferee (unless it falls within certain enumerated categories of transferees) will not become a substituted limited partner without the prior consent of CREE. Accordingly, the Operating Partnership may have lacked the corporate characteristic of free transferability of interests.

                 v. Summary. In sum, because the Operating Partnership did not have the corporate characteristics of continuity of life and centralization of management and may have lacked limited liability and free transferability, it is our opinion that the Operating Partnership had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that the Operating Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

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                 c.  Publicly Traded Partnership Status.

         Section 7704 of the Code provides that certain publicly traded partnerships may be taxed as corporations even though they otherwise meet all of the relevant tests for treatment as partnerships for federal income tax purposes. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become) (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations issued under section 7704(b) of the Code provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction that was not registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during its taxable year. For purposes of determining the number of partners in the partnership, persons owning an interest through a flow-through entity are treated as partners in the partnership only if (i) substantially all of the value of the flow-through entity is attributable to the lower-tier partnership interest, and (ii) a principal purpose for the tiered arrangement is to permit the partnership to satisfy the 100 partner requirement.

         Based upon the structure and capitalization of the Operating Partnership and representations of the Operating Partnership regarding its current ownership, it is our opinion that the Operating Partnership will not constitute a publicly traded partnership for purposes of section 7704 of the Code.

         8. Characterization of the Subsidiary Partnerships for U.S. Federal Income Tax Purposes

                 a. Classification of Periods on or After January 1, 1997. As previously discussed, under section 301.7701-3(b)(3) of the Treasury Regulations, a domestic Eligible Entity in existence prior to January 1, 1997 will have the same classification that the entity claimed under sections 301.7701-1 through 301.7701-3 of the Prior Regulations, unless it elects otherwise. The Subsidiary Partnerships, other than Funding VII which was duly organized as a limited Partnership on April 29, 1997, were duly organized as limited partnerships prior to January 1, 1997. Such Subsidiary Partnerships are not corporations as defined under section 301.7701-2(b)(1), (3), (4), (5),
(6), (7) or (8) of the Treasury Regulations. Accordingly, each of the Subsidiary Partnerships formed prior to January 1, 1997 is an Eligible Entity that can elect its classification for federal income tax purposes for all periods after January 1, 1997. Crescent Equities has represented to us that each of the Subsidiary Partnerships formed prior to January 1, 1997 will claim classification as a partnership under the Prior Regulations, as reflected on federal income tax returns to be filed by each Subsidiary Partnership for the tax year ending December 31, 1996. Crescent Equities has also represented that none of the Subsidiary Partnerships will file an election to be treated as a corporation. Based on the foregoing, it is our opinion that the

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Subsidiary Partnerships will be treated as partnerships for federal income tax purposes as defined in sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations for all periods on or after January 1, 1997.

                 b.      Classification for Periods Prior to January 1, 1997

                         i.       Funding I.  The Operating Partnership owns a
99.6 percent interest in Funding I as a limited partner, while the remaining
0.4 percent general partner's interest is owned by CRE Management I Corp., a wholly owned subsidiary of CREE. (However, with respect to the Waterside Commons property, which is held by Funding I, Waterside Commons Limited Partnership owns a 99 percent interest in Funding I as a limited partner, while the remaining 1 percent general partner's interest is owned by CRE Management I Corp.)

         The Funding I Agreement provides in Sections 13.1.B and 13.1.D that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause the partnership to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding I lacked the corporate characteristic of continuity of life.

         The Funding I Agreement provides in Section 11.1.B that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding I lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of Funding I in accordance with its partnership agreement and the Delaware Revised Uniform Limited Partnership Act (the "Act"), Funding I lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding I had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Funding I will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding I and representations of the Operating Partnership regarding Funding I's current ownership, it is our opinion that Funding I will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(6)




----------------------------------

(6) For purposes of this opinion, we have assumed that Funding I will not be treated as having more than three partners (Management I, the Operating Partnership, and CW #1 Limited Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership and CW #1 Limited Partnership are flow-through entities for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership and CW #1 Limited Partnership will not be treated as partners in Funding I for purposes of the 100 partner requirement, based upon your representation that Funding I will not represent substantially all of the assets of either the Operating Partnership or CW #1 Limited Partnership.

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                        ii.      Funding II.  The Operating Partnership owns a
99.8 percent interest in Funding II as a limited partner, while the remaining
0.2 percent general partner's interest is owned by CRE Management II Corp., a wholly owned subsidiary of CREE.

         The Funding II Agreement provides in Sections 13.1.B and 13.1.D that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause Funding II to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding II lacked the corporate characteristic of continuity of life.

         In addition, the Funding II Agreement provides in Section 11.1.B that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding II lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of Funding II in accordance with its partnership agreement and the Act, Funding II lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding II had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Funding II will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding II and representations of the Operating Partnership regarding Funding II's current ownership, it is our opinion that Funding II will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(7)





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(7) For purposes of this opinion, we have assumed that Funding II will not be treated as having more than two partners (Management II and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding II for purposes of the 100 partner requirement, based upon your representation that Funding II will not represent substantially all of the assets of the Operating Partnership.

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                 iii. Funding III, Funding IV and Funding V. The Operating Partnership owns an approximately 99 percent interest in each of Funding III, Funding IV and Funding V as a limited partner. Nine Greenway, Ltd. owns a 0.1 percent limited partnership interest in each of Funding III, Funding IV and Funding V. The remaining approximately 0.9 percent general partner's interest in Funding III is owned by CRE Management III Corp., CRE Management IV Corp. owns an approximately 0.9 percent general partner interest in Funding IV, and CRE Management V Corp. owns an approximately 0.9 percent general partner interest in Funding V. CRE Management III Corp., CRE Management IV Corp. and CRE Management V Corp. are each wholly owned subsidiaries of CREE. The Funding III Agreement, the Funding IV Agreement and the Funding V Agreement (together, the "Funding Agreements") are substantially identical with respect to the terms discussed herein.

         Each of the Funding Agreements provides in Paragraph 18 that the partnership shall dissolve and be wound up upon the occurrence of any of the following events: (i) the expiration of the term of the partnership on December 31, 2096 (unless terminated earlier); (ii) the sale or disposition of substantially all of the assets of the partnership; (iii) the written election of all of the partners to dissolve the partnership; and (iv) unless, the limited partner elects within ninety days to continue the partnership, upon the dissolution of the general partner or if the general partner (a) makes a general assignment for the benefit of creditors, (b) is adjudicated bankrupt or insolvent, or (c) files a voluntary petition in bankruptcy or in the event there is an order for relief entered against the general partner under the Federal Bankruptcy Code of 1978, as amended (or a similar order under a successor statute). Accordingly, Funding III, Funding IV and Funding V each lacked the corporate characteristic of continuity of life.

         In addition, each of the Funding Agreements provides in Paragraph 14 that no partner may transfer all or any portion of its interest in the partnership and that any purported transfer of a partnership interest will be null and void. Accordingly, Funding III, Funding IV and Funding V each lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of each of Funding III, Funding IV and Funding V in accordance with its partnership agreement and the Act, Funding III, Funding IV and Funding V each lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding III, Funding IV and Funding V each had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that each will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding III, Funding IV and Funding V and representations of the Operating Partnership regarding the current ownership of

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Funding III, Funding IV and Funding V, it is our opinion that neither Funding III, Funding IV nor Funding V will constitute a publicly traded partnership for purposes of section 7704 of the Code.(8)

                 iv.     Funding VI.

         The Operating Partnership owns a 99 percent interest in Funding VI as a limited partner, while the remaining one percent general partner's interest is owned by CRE Management VI Corp., a wholly owned subsidiary of CREE.

         The Funding VI Agreement provides in Section 13.1 that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause Funding VI to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, Funding VI lacked the corporate characteristic of continuity of life.

         In addition, the Funding VI Agreement provides in Section 11.1 that no partner may transfer all or any portion of its interest in the partnership. Accordingly, Funding VI lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of Funding VI in accordance with its partnership agreement and the Act, Funding VI lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that Funding VI had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Funding VI will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Funding VI and representations of the Operating Partnership regarding Funding VI's current ownership, it is our opinion that Funding VI will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(9)





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(8) For purposes of this opinion, we have assumed that each of Funding III, Funding IV and Funding V will be treated as having no more than three partners for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding III, Funding IV or Funding V for purposes of the 100 partner requirement, based upon your representation that neither Funding III, Funding IV nor Funding V will represent substantially all of the assets of the Operating Partnership.


(9) For purposes of this opinion, we have assumed that Funding VI will not be treated as having more than two partners (Management VI and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Funding VI for purposes of the 100 partner requirement, based upon your representation that Funding VI will not represent substantially all of the assets of the Operating Partnership.

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                v. CresCal. The Operating Partnership owns a 99 percent interest in CresCal as a limited partner, while the remaining one percent general partner's interest is owned by CresCal Properties, Inc., a wholly owned subsidiary of CREE.

         The CresCal Agreement provides in Section 15(a) that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause CresCal to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, CresCal lacked the corporate characteristic of continuity of life. In addition, the CresCal Agreement provides in Section 14 that no partner may transfer all or any portion of its interest in the partnership. Accordingly, CresCal lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of CresCal in accordance with its partnership agreement and the Act, CresCal lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that CresCal had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that CresCal will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of CresCal and representations of the Operating Partnership regarding CresCal's current ownership, it is our opinion that CresCal will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(10)





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(10) For the purposes of this opinion we have assumed that CresCal will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulation (CresCal Properties, Inc. and Crescent Real Estate Equities Limited Partnership (the "Operating Partnership")). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(2), we have assumed that the partners in the Operating Partnership will not be treated as partners in CresCal for purposes of the 100 partner requirement, based upon your representation that CresCal will not represent substantially all of the assets of the Operating Partnership.

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                 vi. CresTex. The Operating Partnership owns a 99 percent interest in CresTex, while the remaining one percent interest is owned by CresCal Properties, Inc. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like CresTex, which have been formed under the Delaware Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(11)

         As noted above, under section 301.7701-2(b)(3) of the Prior Regulations, an organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time. Section 18-801 of the Delaware Limited Liability Company Act provides that a limited liability company dissolves upon the first to occur of the following: (1) at the time specified in an LLC agreement or 30 years from the date of formation of the LLC if no time is set forth in the LLC agreement, (2) upon the happening of events specified in an LLC agreement, (3) by the written consent of all members, (4) by the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the LLC, unless the business of the LLC is continued by the consent of all the remaining members within 90 days following the occurrence of any terminating event or pursuant to a right to continue stated in the LLC agreement, or (5) by the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act. Section
1.04 of the CresTex Agreement provides that the duration of CresTex is until the close of business on December 31, 2050, or until its earlier dissolution upon an "Event of Dissolution" in accordance with Section 12.01 of the CresTex Agreement. Section 12.01 of the CresTex Agreement provides that CresTex shall be dissolved prior to December 31, 2050 upon the following "Events of Dissolution": (1) the mutual consent of all members, (2) the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, (3) a sale by CresTex of its assets, or (4) a decree of judicial dissolution. Section 12.05 of the CresTex Agreement, however, provides that if any Event of Dissolution occurs with respect to CresCal Properties, Inc., the business of CresTex will be continued if, within ninety days, the remaining members unanimously decide to continue the business and to approve the admission of a new member, effective immediately before the dissolution event. Accordingly, CresTex lacked the corporate characteristic of continuity of life.

         Section 18-702(a) of the Delaware Limited Liability Company Act provides, in part, that unless otherwise provided by the company's LLC agreement, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to participate in the management of the business and affairs of the LLC. Section 18-704(a) of the





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(11)     See, e.g., Rev. Rul. 93-38, 1993-21 I.R.B. 4, P.L.R. 9602012
         (October 6, 1995) and P.L.R. 9507004 (November 8, 1994).

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Delaware Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's LLC agreement so provides, or all members consent. Section 10.02 of the CresTex Agreement provides that no member may withdraw from CresTex or transfer all or any part of its interest in CresTex and that any purported transfer of an interest in CresTex shall be null and void. Accordingly, CresTex lacked the corporate characteristic of free transferability of interests.

         In sum, because CresTex lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that CresTex had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that CresTex will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of CresTex and representations of the Operating Partnership regarding the current ownership of CresTex, it is our opinion that CresTex will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(12)

                 vii. Waterside. The Operating Partnership owns an 89 percent interest in Waterside as a general partner, while the remaining 11 percent limited partner's interest is owned by Associates (1 percent) and CW #1 Limited Partnership (10 percent).

         The Waterside Agreement provides in Section 7.1(c) that the bankruptcy or other event of withdrawal of the general partnos will cause the partnership to terminate. Accordingly, Waterside lacked the corporate characteristic of continuity of life.

         As the general partner of Waterside, the Operating Partnership will be personally liable for all the debts and obligations of Waterside and, as noted above, the Operating Partnership will own an 89 percent interest in Waterside. In addition, the Operating Partnership has represented that it will act independently of CW #1 Limited Partnership in managing Waterside. Therefore, Waterside lacked the corporate characteristics of limited liability and centralization of management.





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(12) For purposes of this opinion, we have assumed that CresTex will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CresCal Properties, Inc. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as members of CresTex for purposes of the 100 partner requirement, based upon your representation that CresTex will not represent substantially all of the assets of the Operating Partnership.

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Page 33

         Based on the continued organization and operation of Waterside in accordance with its partnership agreement and the Act, Waterside lacked the corporate characteristics of continuity of life, limited liability and centralization of management. Accordingly, it is our opinion that Waterside had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Waterside will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Waterside and representations of the Operating Partnership regarding Waterside's current ownership, it is our opinion that Waterside will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(13)

                 viii. Associates. The Operating Partnership owns a 90 percent interest in Associates, while the remaining 10 percent interest is owned by CREE, Ltd.. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like Associates, which have been formed under the Texas Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(14)

         Article 6.01 of the Texas Limited Liability Company Act provides, in part, that except as otherwise provided in the company's regulations, a limited liability company shall be dissolved upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the limited liability company, unless there is at least one remaining member and the business of the limited liability company is continued by the consent by the number of members or class thereof stated in the articles of organization or regulations of the limited liability company or of not so stated, by all remaining members. Article 2 of the Associates Articles provides that the duration of Associates is until the close of business on December 31, 2014, or until its earlier dissolution in





-------------------------------

(13) For purposes of this opinion, we have assumed that Waterside will not be treated as having more than three partners (CW #1 Limited Partnership, CREE, Ltd. and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership and CW #1 Limited Partnership are flow-through entities for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership and CW #1 Limited Partnership will not be treated as partners in Waterside for purposes of the 100 partner requirement, based upon your representation that Waterside will not represent substantially all of the assets of either the Operating Partnership or CW #1 Limited Partnership.


(14)     See, e.g., P.L.R. 9242025 (July 22, 1992) and P.L.R. 9218078 (January
         31, 1992).

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Page 34

accordance with the provisions of the Act or the Associates Regulations.
Article 10.2(a)(iii) of the Associates Regulations provides, in part, that Associates shall be dissolved upon the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, unless the business of Associates is continued by the consent of all the remaining members within ninety days. Accordingly, Associates lacked the corporate characteristic of continuity of life.

         Article 4.05 of the Texas Limited Liability Company Act provides, in part, that unless otherwise provided by the company's regulations, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to become, or to exercise rights or powers of a member; and until the assignee becomes a member, the assignor member continues to be a member and to have the power to exercise any rights or powers of a member, except to the extent those rights or powers are assigned.
Article 4.07 of the Texas Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's regulations so provide, or all members consent. Article 9.1 of the Associates Regulations, as amended by the First Amendment to the Associates Regulations, provides that no member shall have the right to withdraw from Associates or transfer all or any portion of its interest in Associates. Accordingly, Associates lacked the corporate characteristic of free transferability of interests.

         In sum, because Associates lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that Associates had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Associates will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of Associates and representations of the Operating Partnership regarding Associates current ownership, it is our opinion that Associates will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(15)





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(15) For purposes of this opinion, we have assumed that Associates will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CREE, Ltd. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in Associates for purposes of the 100 partner requirement, based upon your representation that Associates will not represent substantially all of the assets of the Operating Partnership.

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                 ix. Woodlands Partnership. The Operating Partnership owns a 75 percent interest in the Woodlands Partnership as a limited partner, while the remaining 25 percent general partner's interest is owned by The Woodlands Office Equities, Inc., a wholly owned subsidiary of The Woodlands Corporation ("TWC Sub").

         The Woodlands Partnership Agreement provides in Articles 10.1 and 10.2 that the Woodlands Partnership will terminate upon any event affecting the general partner that would cause the dissolution of a limited partnership under the Texas Revised Limited Partnership Act, unless the limited partner consents to continue the partnership and appoint a new general partner. Accordingly, the Woodlands Partnership lacked the corporate characteristic of continuity of life.

         Article 7.2.1 of the Woodlands Partnership Agreement provides for certain circumstances in which a partner may transfer its interest in the Woodlands Partnership beginning after the eighth anniversary of the Contribution Date. Article 7.2.2 of the Woodlands Partnership Agreement, however, provides that a person to whom an interest in the Woodlands Partnership is transferred shall not be admitted to the Woodlands Partnership without the prior written consent of the other partner, which consent may be granted or withheld at the sole discretion of the other partner. Accordingly, the Woodlands Partnership lacked the corporate characteristic of free transferability of interests.

         As noted above, the general partner of the Woodlands Partnership, TWC Sub, owns a 25 percent interest in the Woodlands Partnership. Furthermore,
Article 9.3 of the Woodlands Partnership Agreement provides that the limited partner may not remove TWC Sub as general partner, except upon the occurrence of specified events of default. Accordingly, the Woodlands Partnership lacked the corporate characteristic of centralization of management.

         In sum, because the Woodlands Partnership lacked the corporate characteristics of continuity of life, free transferability of interests and centralization of management, it is our opinion that the Woodlands Partnership had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that the Woodlands Partnership will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of the Woodlands Partnership and representations of the Operating Partnership regarding the current ownership of the Woodlands Partnership, it is our opinion that the Woodlands Partnership will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(16)





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(16) For purposes of this opinion, we have assumed that the Woodlands Partnership will not be treated as having more than two partners (TWC Sub and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in the Woodlands Partnership for purposes of the 100 partner requirement, based upon your representation that the Woodlands Partnership will not represent substantially all of the assets of the Operating Partnership.

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Page 36

                 x. WRE. The Operating Partnership owns a 75 percent interest in WRE as a limited partner, while the remaining 25 percent general partner's interest is owned by The Woodlands Office Equities, Inc., a wholly owned subsidiary of The Woodlands Corporation ("TWC Sub").

         The WRE Agreement provides in Articles 10.1 and 10.2 that WRE will terminate upon any event affecting the general partner that would cause the dissolution of a limited partnership under the Texas Revised Limited Partnership Act, unless the limited partner consents to continue the partnership and appoint a new general partner. Accordingly, WRE lacked the corporate characteristic of continuity of life.

         Article 7.2.1 of the WRE Agreement provides for certain circumstances in which a partner may transfer its interest in WRE beginning after the eighth anniversary of the Contribution Date. Article 7.2.2 of the WRE Agreement, however, provides that a person to whom an interest in WRE is transferred shall not be admitted to WRE without the prior written consent of the other partner, which consent may be granted or withheld at the sole discretion of the other partner. Accordingly, WRE lacked the corporate characteristic of free transferability of interests.

         As noted above, the general partner of WRE, TWC Sub, owns a 25 percent interest WRE. Furthermore, Article 9.3 of the WRE Agreement provides that the limited partner may not remove TWC Sub as general partner, except upon the occurrence of specified events of default. Accordingly, WRE lacked the corporate characteristic of centralization of management.

         In sum, because WRE lacked the corporate characteristics of continuity of life, free transferability of interests and centralization of management, it is our opinion that WRE had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that WRE will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

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         In addition, based upon the structure and capitalization of WRE and representations of the Operating Partnership regarding the current ownership of WRE, it is our opinion that WRE will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(17)

                 xi. 301 Congress. The Operating Partnership owns a 49 percent limited partner interest in 301 Congress, a Delaware limited partnership. The one percent general partner interest in 301 Congress is owned by Crescent/301, a Delaware limited liability company that is wholly owned by Operating Partnership and CREE, Ltd., and the remaining 50 percent limited partner interest in 301 Congress is owned by Aetna Life Insurance Company ("Aetna").

         The 301 Congress Partnership Agreement provides in Section 2.6 that 301 Congress will terminate seven years from the effective date of the 301 Congress Partnership Agreement, unless dissolved earlier under Article X of such agreement. Article X of the 301 Congress Partnership Agreement provides that 301 Congress will be dissolved upon the first to occur of the following:
(1) the expiration of seven years from the effective date of the 301 Congress Partnership Agreement; (2) the sale, transfer or other disposition of the 301 Congress assets; (3) the acquisition by one partner of all of the interests in 301 Congress; (4) the occurrence of any "Event of Withdrawal" with respect to the general partner under the Delaware Limited Partnership Act, unless a majority of the remaining partners consent within 90 days to continue the partnership and appoint a new general partner, effective as of the date of the Event of Withdrawal; (5) the decision of all partners to dissolve 301 Congress;
(6) the election of a non-defaulting partner to dissolve 301 Congress upon a default of another partner under Section 9.5 of the 301 Congress Partnership Agreement; or (7) the entry of a judicial decree of dissolution. Accordingly, 301 Congress lacked the corporate characteristic of continuity of life.

         Section 9.2 of the 301 Congress Partnership Agreement provides that no partner shall have the right, without the express written consent of each other partner, to transfer an interest in 301 Congress Avenue, with the exception of certain transfers between Aetna, Crescent/301 and the Operating Partnership and their respective affiliates. However, in the case of transfers between Aetna, Crescent/301 and the Operating Partnership and their respective affiliates,
Section 9.2 of the 301 Congress Partnership Agreement provides that the transferee shall not be admitted




----------------------------------

(17) For purposes of this opinion, we have assumed that WRE will not be treated as having more than two partners (TWC Sub and the Operating Partnership) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as partners in WRE for purposes of the 100 partner requirement, based upon your representation that WRE will not represent substantially all of the assets of the Operating Partnership.

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September 22, 1997
Page 38

as a substitute partner without the consent of all other partners. Accordingly, 301 Congress lacked the corporate characteristic of free transferability of interests.

         In sum, because 301 Congress lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that 301 Congress had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that 301 Congress will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of 301 Congress and representations of the Operating Partnership regarding the current ownership of 301 Congress, it is our opinion that 301 Congress will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(18)

                 xii. Crescent/301. As noted above, the Operating Partnership owns its general partner interest in 301 Congress through Crescent/301, a Delaware limited liability company that is wholly owned by Operating Partnership and CREE, Ltd. The IRS has applied the same four-factor test, described above, in determining whether limited liability companies, like Crescent/301, which have been formed under the Delaware Limited Liability Company Act, are treated as partnerships for federal income tax purposes.(19)

         As noted above, under section 301.7701-2(b)(3) of the Prior Regulations, an organization will be treated as possessing the corporate characteristic of continuity of life, even if the agreement organizing an entity provides that it is to continue only for a stated period, unless a member has the power to dissolve the organization at an earlier time. Section 18-801 of the Delaware Limited Liability Company Act provides that a limited liability company dissolves upon




----------------------------------

(18) For purposes of this opinion, we have assumed that 301 Congress will not be treated as having more than three partners (CREE, Ltd., the Operating Partnership and Aetna) for purposes of section 1.7704-1(h) of the Treasury Regulations. Although Crescent/301 is a flow-through entity for purposes of section 1.7704-1(h)(3), we have treated Crescent/301 as having only two members, CREE, Ltd. and the Operating Partnership. The partners in the Operating Partnership will not be treated as members of Crescent/301 for purposes of the 100 partner requirement, based upon your representation that the Operating Partnership's investment in 301 Congress, through Crescent/301, will not represent substantially all of the assets of the Operating Partnership.


(19)     See, e.g., Rev. Rul. 93-38, 1993-21 I.R.B. 4, P.L.R. 9602012 (October
         6, 1995) and P.L.R. 9507004 (November 8, 1994).

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September 22, 1997
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the first to occur of the following: (1) at the time specified in an LLC agreement or 30 years from the date of formation of the LLC if no time is set forth in the LLC agreement, (2) upon the happening of events specified in an LLC agreement, (3) by the written consent of all members, (4) by the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in the LLC, unless the business of the LLC is continued by the consent of all the remaining members within 90 days following the occurrence of any terminating event or pursuant to a right to continue stated in the LLC agreement, or (5) by the entry of a decree of judicial dissolution under the Delaware Limited Liability Company Act. Section 1.04 of the Crescent/301 Agreement provides that the duration of Crescent/301 is until the close of business on December 31, 2050, or until its earlier dissolution upon an "Event of Dissolution" in accordance with Section 12.01 of the Crescent/301 Agreement.
Section 12.01 of the Crescent/301 Agreement provides that Crescent/301 shall be dissolved prior to December 31, 2050 upon the following "Events of Dissolution": (1) the mutual consent of all members, (2) the withdrawal, death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any member, (3) a sale by Crescent/301 of its assets, or (4) a decree of judicial dissolution. However, Section 12.05 of the Crescent/301 Agreement provides that if any Event of Dissolution occurs with respect to CREE, Ltd., the business of Crescent/301 will be continued if, within ninety days, the remaining members unanimously decide to continue the business and to approve the admission of a new member, effective immediately before the dissolution event. Accordingly, Crescent/301 lacked the corporate characteristic of continuity of life.

         Section 18-702(a) of the Delaware Limited Liability Company Act provides, in part, that unless otherwise provided by the company's LLC agreement, a membership interest is assignable in whole or in part; an assignment of a member's interest does not entitle the assignee to participate in the management of the business and affairs of the LLC. Section 18-704(a) of the Delaware Limited Liability Company Act provides, in part, that an assignee of a membership interest may become a member if and to the extent that the company's LLC agreement so provides, or all members consent. Section 10.02 of the Crescent/301 Agreement provides that no member may withdraw from Crescent/301 or transfer all or any part of its interest in Crescent/301 and that any purported transfer of an interest in Crescent/301 shall be null and void. Accordingly, Crescent/301 lacked the corporate characteristic of free transferability of interests.

         In sum, because Crescent/301 lacked the corporate characteristics of continuity of life and free transferability of interests, it is our opinion that Crescent/301 had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that Crescent/301 will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

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         In addition, based upon the structure and capitalization of Crescent/301 and representations of the Operating Partnership regarding the current ownership of Crescent/301, it is our opinion that Crescent/301 will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(20)
                 xiii. SMA. The Operating Partnership owns an interest in SMA as a general partner. Section 9.1 of the SMA Agreement provides that the dissolution or adjudication of bankruptcy or any other occurrence which would constitute an event of withdrawal by the Operating Partnership as general partner (or, if there is more than one general partner, by the last remaining general partner) causes a dissolution of SMA. Section 9.2 of the SMA Agreement provides that in the event of a dissolution under section 9.1, SMA may be reconstituted and its business continued only if Spectrum Dallas Associates, L.P. ("SDA") and other limited partners with partnership interests totaling more than 50% of the partnership interests of all limited partners affirmatively elect to reconstitute SMA, agree on the identity of a new general partner and execute an instrument affirming such facts. Accordingly, SMA lacked the corporate characteristic of continuity of life.

         The Operating Partnership, as general partner of SMA, owns a large majority of the partnership interests in SMA and therefore should be viewed as managing SMA on its own behalf. Moreover, section 7.1 of the SMA Agreement provides that the limited partners have no power or authority with respect to SMA except as specifically provided in the SMA Agreement, which does not provide the limited partners with the power to remove the general partner of SMA. Therefore, SMA lacked the corporate characteristic of centralization of management.

         As the general partner of SMA, the Operating Partnership will be personally liable for all the debts and obligations of SMA. Moreover, the Operating Partnership has substantial assets other than its general partner interest in SMA. Furthermore, Crescent Equities has represented that the Operating Partnership will act independently of the limited partners in SMA. Therefore, SMA lacked the corporate characteristic of limited liability.

         In sum, because SMA lacked the corporate characteristics of continuity of life, centralization of management, and limited liability, it is our opinion that SMA had a reasonable





----------------------------------

(20) For purposes of this opinion, we have assumed that Crescent/301 will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulations (CREE, Ltd. and the Operating Partnership). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as members of Crescent/301 for purposes of the 100 partner requirement, based upon your representation that Crescent/301 will not represent substantially all of the assets of the Operating Partnership.

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September 22, 1997
Page 41

basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that SMA will be treated as a partnership as defined in sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.

         In addition, based upon the structure and capitalization of SMA and representations of the Operating Partnership regarding SMA's current ownership, it is our opinion that SMA will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(21)

                 xiv. CCRH. The Operating Partnership owns a 99.9 percent interest in CCRH as a limited partner, while the remaining 0.1 percent general partner's interest is owned by Crescent Commercial Realty Corp., a wholly owned subsidiary of CREE.

         The CCRH Agreement provides in section 15(a) that the dissolution, insolvency, bankruptcy or other event of withdrawal of the general partner will cause CCRH to terminate, unless a majority in interest of the remaining partners consent to continue the partnership and appoint a new general partner. Accordingly, CCRH lacked the corporate characteristic of continuity of life.

         In addition, the CCRH Agreement provides in Section 14 that no partner may transfer all or any portion of its interest in the partnership. Accordingly, CCRH lacked the corporate characteristic of free transferability of interests.

         Based on the continued organization and operation of CCRH in accordance with its partnership agreement and the Act, CCRH lacked the corporate characteristics of continuity of life and free transferability of interests. Accordingly, it is our opinion that CCRH had a reasonable basis for claiming partnership classification under the Prior Regulations. Based on the foregoing, it is our opinion that CCRH will be treated as a partnership as defined in sections 7701(a)(2) and 761(e) of the Code and not as an association taxable as a corporation for all periods prior to January 1, 1997.





----------------------------------

(21) For purposes of this opinion, we have assumed that SMA will not be treated as having more than eighty partners for purposes of section 1.7704-1(h) of the Treasury Regulations. Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(3), we have assumed that the partners in the Operating Partnership will not be treated as members of SMA for purposes of the 100 partner requirement, based upon your representation that SMA will not represent substantially all of the assets of the Operating Partnership.

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         In addition, based upon the structure and capitalization of CCRH and representations of the Operating Partnership regarding CCRH's current ownership, it is our opinion that CCRH will not constitute a publicly traded partnership for purposes of section 7704 of the Code.(22)

         9. Taxability to Crescent Equities of Distribution of Crescent Operating Stock by Crescent Equities to Its Shareholders

         The contribution of cash and assets by the Operating Partnership into Crescent Operating was tax-free if it qualified under section 351, which provides that a transfer to a corporation in exchange for its stock will be tax-free provided that the transferor is in control of the corporation following the transfer. For this purpose "control" is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote. Section 368(c). Because, however, the stock of Crescent Operating was distributed, first by the Operating Partnership to its partners, and then by Crescent Equities to its shareholders, it is necessary to take into account such distributions.

         Although not directly on point, section 351(c) provides that for purposes of determining control, a distribution by any corporate transferor of part or all of the stock which it receives in the exchange to its shareholders shall not be taken into account. Furthermore, the IRS has ruled that, in the context of a complete liquidation of a partnership, the distribution by the partnership of stock received in an exchange otherwise complying with section 351 did not violate the control requirement. Rev. Rul. 84-111, 1984-2 C.B. 88. We also note that in the instant situation, the parties could have had the Operating Partnership distribute the assets and cash to its partners and then have had them contribute the cash and assets directly into Crescent Operating, and so the situation does not suggest that the redistribution of the stock in Crescent Operating was in any way abusive. Based upon the foregoing, it is our opinion that the transfer of cash and assets into Crescent Operating satisfied the requirements of section 351.

         Nevertheless, under section 311, the distribution of the Crescent Operating stock by Crescent Equities to its shareholders caused Crescent Equities to recognize taxable income corresponding to the difference, if any, between its basis in such Crescent Operating stock and the fair market value thereof at the time of the distribution. Assuming, as we do, that the transfer of cash and assets into Crescent Operating satisfied section 351, the gain so recognized would have




-----------------------------------

(22) For the purposes of this opinion we have assumed that CCRH will not be treated as having more than two partners for purposes of section 1.7704-1(h) of the Treasury Regulation (Crescent Commercial Realty Corp., Inc. and Crescent Real Estate Equities Limited Partnership (the "Operating Partnership")). Although the Operating Partnership is a flow-through entity for purposes of section 1.7704-1(h)(2), we have assumed that the partners in the Operating Partnership will not be treated as partners in CCRH for purposes of the 100 partner requirement, based upon your representation that CCRH will not represent substantially all of the assets of the Operating Partnership.

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September 22, 1997
Page 43

constituted gain on stock or securities. The basis of Crescent Equities in the stock was equal to its pro rata share of the basis of the Operating Partnership in the cash and assets transferred into Crescent Operating.

         It is our opinion that the amount of gain recognized by Crescent Equities in connection with the distribution constituted gain on the sale of stock or securities for purposes of the gross income tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources; thus, gain on the sale of stock or securities does not qualify under the 75% gross income test. Even though the gain recognized in connection with the distribution does not qualify under the 75% gross income test, Crescent Equities believes and has represented that the amount of such gain, along with any other income that does not qualify under the 75% gross income test, will not exceed 25% of the gross income of Crescent Equities for the current taxable year. Because of the factual nature of valuation, we are unable to render an opinion on the amount of such gain, but we have no reason to believe that this is incorrect. Based on the foregoing, it is our opinion that the gain recognized by Crescent Equities on the distribution of Crescent Operating stock will not cause Crescent Equities to violate the 75% gross income test.

         In addition to the 75% gross income test, a REIT must derive less than 30% of its gross income from the sale or other disposition of (i) real property held for less than four years; (ii) stock or securities held for less than one year; and (iii) property sold or otherwise disposed of in a prohibited transaction. Crescent Equities has represented that the amount of gain that should be recognized by Crescent Equities on the distribution of Crescent Operating stock, along with any other income that must be included under the 30% gross income test, will not exceed 30% of the gross income of Crescent Equities for the current taxable year. Because of the factual nature of valuation, we are unable to render an opinion on the amount of such gain, but we have no reason to believe that this is incorrect. Based upon the foregoing, it is our opinion that the gain recognized by Crescent Equities on the distribution of Crescent Operating stock will not cause Crescent Equities to violate the 30% gross income test.

         10.     Separate Corporate Entities

         Because many, if not all, of the activities that Crescent Operating will undertake would have an adverse impact on the status of Crescent Equities as a REIT for federal income tax purposes were such activities to be engaged in by the Operating Partnership, it is necessary to address the question of whether Crescent Operating will be treated as a corporate entity separate from and not an agent of either Crescent Equities or the Operating Partnership for federal income tax purposes. The Operating Partnership and Crescent Operating intend to establish a long-term business relationship. The facts as we understand them to be are discussed below.

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Page 44

         According to the Restated Certificate, Crescent Operating will serve the purpose of acting as lessee and/or operator of properties owned or to be owned by Crescent Equities, the Operating Partnership, and other property owners. The Restated Certificate also provides that one of Crescent Operating's corporate purposes is to perform the Intercompany Agreement, pursuant to which Crescent Operating and the Operating Partnership have agreed to provide each other with rights of first opportunity and notification with respect to certain transactions and investments. In addition, the Restated Certificate and Intercompany Agreement prohibit Crescent Operating from engaging in activities or making investments that a REIT could make, unless the Operating Partnership was first given the opportunity but elected not to pursue such activities or investments.

         Some similarities in the day-to-day operations of the entities exist. For instance, Crescent Operating's senior management is the same as that of Crescent Equities. Five members of the Crescent Operating board are the same as members of the Crescent Equities board, but the Crescent Operating board includes two members unaffiliated with Crescent Equities. In addition, both entities may have some or all of the same employees, especially at the inception of Crescent Operating. Furthermore, Crescent Operating's ownership was, at least initially, the same as the ownership of Crescent Equities and the Operating Partnership. The Operating Partnership and Crescent Operating hold themselves out to the public as separate entities, however, and do not characterize their relationship as one between principal and agent. In addition, it is contemplated that each corporation will be responsible for its own contractual obligations, although certain payment obligations of Crescent Operating related to its CBHS investment have been guaranteed by the Operating Partnership. Furthermore, the Securities and Exchange Commission required that Crescent Operating file a registration statement on Form S-1 because its securities were distributed to the public. Finally, and perhaps most important, the stock of Crescent Operating is being traded separately from that of Crescent Equities.

         The general principle of separate corporate entities was advanced by the Supreme Court in Moline Properties v. Commissioner, 319 U.S. 436 (1943), where a taxpayer sought to have the gain on sales of its real property treated as the gain of its sole shareholder and have its corporate existence ignored as merely fictitious. In Moline, the Court stated that "so long as [its] purpose is the equivalent of a business activity or is followed by the carrying on of business by the corporation, the corporation remains a separate taxable entity." Id. at 439. The Tax Court has described the degree of corporate purpose and activity requiring recognition of the corporation as a separate entity as "extremely low" and has held that mortgaging corporate property is a sufficient business activity to avoid classification as a dummy corporation. Strong v. Commissioner, 66 T.C. 12, 24 (1976). Upholding the independent existence of a one-person personal service corporation, the Tax Court concluded that "[t]he policy favoring the recognition of corporations as entities independent of their shareholders requires that we not ignore the

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September 22, 1997
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corporate form so long as the corporation actually conducts business."  Keller
v. Commissioner, 77 T.C. 1014, 1031 (1981), aff'd, 723 F.2d 58 (10th Cir.
1983).

         Some of the activities leading courts to conclude that two entities constitute separate corporations have included having separate checking accounts, contracting in their own names, and holding themselves out to the public as separate corporate businesses. See, e.g., Schuerholz v. Commissioner, 35 T.C.M. (CCH) 726 (1976) (refusing to ignore the existence separate from a partnership of an incorporated entity that engaged in such activities, despite the absence of any annual meetings, failure to issue stock, and lack of election of directors). Other business activities leading to recognition of a company as a corporate entity have included the hiring and contracting with employees, the keeping of its own books, and paying taxes. See, e.g., Silvano Achiro v. Commissioner, 77 T.C. 881 (1981) (finding a landfill management company that engaged in such activities to be a corporate entity entitled to recognition). The Tenth Circuit found a business purpose to be lacking and disregarded corporations that "paid no dividends, had no employees, maintained no telephones, telephone listings, or separate business addresses, and engaged in no substantive business activities." Lloyd F. Noonan
v. Commissioner, 451 F.2d 992 (9th Cir. 1971) (ignoring four corporations that lacked a business purpose and concluding that partnership income attributed to the corporations was properly attributable to the sole shareholders of such corporations). Similarly, the Tax Court found bookkeeping entries and bank accounts insufficient indicators of corporate existence where a corporation owned no property, had no contracts except with a shareholder-employee, and did not enter into its own arrangements with customers to whom its shareholder-employee rendered services. Roubik v. Commissioner, 53 T.C. 365
(1969).

         Applying these indicia of corporate existence to the proposed activities of Crescent Operating and its relationship with Crescent Equities and the Operating Partnership supports the conclusion that Crescent Operating will be considered a corporate entity separate from Crescent Equities and the Operating Partnership. Crescent Operating will enter into contracts, hire at least some of its own employees, and, most important, hold itself out to the public as a separate corporate entity. In fact, its stock is being publicly traded separately from the stock of Crescent Equities. As the court stated in Love v. United States, "[t]he decision to recognize or not to recognize the tax identity of a corporation depends upon what the corporation does, not what it is called, how many or how few own it, or how they regard it." 96 F. Supp. 919, 922 (Ct. Cl. 1951).

         Even if Crescent Equities and Crescent Operating are treated as separate entities, the non-REIT-qualified activities of Crescent Operating could be attributed to Crescent Equities if Crescent Operating were regarded as an agent for the Operating Partnership. In Commissioner v. Bollinger, the Supreme Court discussed the tax treatment of corporations purporting to be agents

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September 22, 1997
Page 46

for their shareholders. 485 U.S. 340 (1988). The Court enumerated three factors that will lead to the finding of an agency relationship with respect to an asset: (1) the corporation acquires the asset with a written agency agreement in place; (2) the corporation functions as an agent and not as a principal; and (3) the corporation is held out to third parties as an agent. Id. at 349-50.

         According to the Restated Certificate, Crescent Operating will serve the purpose of acting as lessee and/or operator of properties owned or to be owned by Crescent Equities, the Operating Partnership, and other property owners unaffiliated with Crescent Equities. An application of the Bollinger factors to this broad language should not result in a characterization of the relationship between Crescent Operating and the Operating Partnership as one between agent and principal, especially because the Operating Partnership and Crescent Operating will not hold themselves out to the public as principal and agent.

         Based upon the foregoing, it is our opinion that Crescent Operating will be treated as a corporate entity separate from and not an agent of Crescent Equities and the Operating Partnership for federal income tax purposes.

         11.     Paired Share Issue

         Section 269B(a)(3) of the Code requires that all entities that are stapled entities be treated as a single entity for purposes of determining whether any stapled entity is a REIT. A "stapled entity" is defined as any group of two or more entities if more than 50 percent of the beneficial ownership in each of the entities consists of stapled interests, which are interests that, by reason of form of ownership, restrictions on transfer, or other terms or conditions, are transferred or required to be transferred in connection with the transfer of the other such interests.

         If shares of Crescent Operating were characterized as "stapled" to shares of Crescent Equities, then the REIT status of Crescent Equities could be in jeopardy because the two entities would be treated as a single entity for tax purposes. Shares of Crescent Operating have been issued independently of Crescent Equities shares and are being publicly traded separately as well, however. Furthermore, in a ruling in which the shareholders of a REIT were identical to the shareholders of its lessee, the IRS stated in dicta that having the same shareholders was not a sufficient condition to characterize the entities as stapled. P.L.R. 8705084 (Oct. 31, 1986).(23)

         Based on the foregoing, it is our opinion that the shares of Crescent Operating and Crescent Equities are not stapled interests, and that Crescent Operating and Crescent Equities will not be treated as stapled entities under section 269B(a)(3) of the Code.




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(23) Private letter rulings do not have precedential effect, but do shed light on the thinking of the Internal Revenue Service and do constitute substantial authority under section 6662.

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         12.     Characterization of the Crescent Operating Note

         Debt instruments, especially instruments that are held by persons related to the debtor, may under certain circumstances be characterized for income tax purposes as equity, rather than as debt. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. See Kingbay v. Commissioner, 46 T.C. 147 (1966); Hambuechen v. Commissioner, 43 T.C. 90 (1964). Among the criteria that have been found relevant in characterizing such instruments are the following: (1) the intent of the parties, (2) the extent of participation in management by the holder of the instrument, (3) the ability of the corporation to obtain funds from outside sources, (4) the "thinness" of the capital structure in relation to debt, (5) the risk involved, (6) the formal indicia of the arrangement, (7) the relative position of the obligees as to other creditors regarding payment of interest and principal, (8) the voting power of the holder of the instrument, (9) the provision of a fixed rate of interest, (10) the contingency of the obligation to repay, (11) the source of the interest payments, (12) the presence or absence of a fixed maturity date, (13) a provision for redemption by the corporation, (14) a provision for redemption at the option of the holder, and
(15) the timing of the advance with reference to the organization of the corporation. Fin Hay Realty Co. v. United States, 398 F.2d 694 (3d Cir. 1968).

         The Crescent Operating Note possesses a number of attributes weighing in favor of debt treatment. For instance, the Crescent Operating Note is clearly denominated as debt, has a fixed maturity date of five years, provides for the return of interest on the principal amount at a rate of 12 percent per annum, and is secured by the Assets. In addition, Crescent Equities and the Operating Partnership have represented that the value of the assets securing the Crescent Operating Note exceeds the outstanding balance of the Crescent Operating Note and that, based upon internal projections, they anticipate that the Crescent Operating Note will be repaid in accordance with its terms. Crescent Equities and the Operating Partnership have also represented that the interest provided for under the Crescent Operating Note represents a commercially reasonable rate of interest. In addition, based on our experience and an examination of the Note, the interest appears to represent a commercially reasonable rate of interest.

         Based on the foregoing, it is our opinion that the Crescent Operating Note constitutes debt for federal income tax purposes. Accordingly, it will not constitute an ownership interest which could cause Crescent Equities to be considered an owner of the Tenants under the section 318 attribution rules. Further, it is our opinion that amounts designated as interest by the Crescent Operating Note will be treated as interest for purposes of the 95 percent gross income test of section 856(c).

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Page 48

         13.     Related Party Tenant Issue

         In signing the Magellan Agreement, the Operating Partnership entered into an agreement involving the purchase of an entity that may pose a problem under the related party rent provision of section 856(d)(2)(B) of the Code. Although there is a possibility that a binding contract is not subject to the application of the section rules,(25) we are not relying on that position. The purpose of section 318 is to indicate in what circumstances taxpayers will be deemed to have ownership interests that they do not actually have. We believe that, whether a binding contract constitutes an option, or, arguably, actual current ownership, a court would be likely to determine that there is no attribution where there are significant contingencies that must be satisfied prior to closing, but that there is attribution where any contingencies are viewed as temporary or minor.(26)

         The Magellan Agreement states that the formation of Crescent Operating is a condition precedent to closing and that the failure of Crescent Equities to cause the formation and distribution of Crescent Operating will not be considered a breach entitling Magellan Health Services, Inc. to specific performance. The requirement of the formation of a new corporate entity, which must be independently approved by the Securities and Exchange Commission, is clearly a significant contingency. In addition, acknowledging that ownership by Crescent Equities of an ownership interest in CBHS or entities owned by CBHS might lead to a violation of the REIT requirements of section 856 of the Code,
Section 8.4 of the Agreement states that neither Crescent Equities nor any entity the assets of which would be attributed to Crescent Equities has the right, option or obligation to enter into the Contribution Agreement or to own any entities owned by CBHS and that any attempt to do so would be null and void.

         Based on the foregoing, it is our opinion that execution of the Magellan Agreement will not be subject to the section 318 attribution rules causing Crescent Equities to be considered the owner of the Tenants and that, therefore, the rents from the Tenants should constitute rents from real property under section 856(d).

        14. Acquisition of Certain Assets from The Woodlands Corporation

                a.      Background

        The Woodlands Corporation ("TWC") had significant real estate holdings, directly, through wholly owned corporations, and through various partnerships in which either TWC or a subsidiary were partners. The real estate included office buildings, retail properties, rental housing, golf courses, a hotel, conference centers, and residential land development projects. After merging certain of the subsidiaries into itself, TWC merged its assets into The Woodlands Commercial Properties Company, L.P.(the "Commercial Partnership") in exchange for cash. The Commercial Partnership immediately divided into two partnerships, one bearing its name and the other called The Woodlands Land Development Company, L.P.(the "Development Partnership"), as a result of which the commercial office buildings, the retail properties, the rental housing, the hotel, the conference centers and the golf courses (the "Leased Properties") were retained by the Commercial Partnership and the residential land development projects and certain other assets (the "Development Properties") became the assets of the Development Partnership. The partners of the Commercial Partnership are the Operating Partnership, CresWood Development, LLC (which is owned 100 percent by the Operating Partnership), and a group comprised of affiliates of Morgan Stanley and various investors (the "MS Group"). The partners of the Development Partnership are (i) The Woodlands Land Company,Inc. ("Landevco"), a corporation all of the stock of which is currently owned by the Operating Partnership with the expectation that it will sell 5 percent of the stock to Crescent Operating, Inc. ("COI") or another third party and retain 95 percent nonvoting common and (ii) the MS Group. A third partnership, The Woodlands Operating Company (the "Management Company"), (a) employs the employees previously employed by TWC and will furnish advisory and other services to the Commercial Partnership and the Development Partnership and (b) through a general partnership between itself and a wholly owned corporation, WECCR General Partnership (the "Tenant Partnership"), has leased the hotel and golf courses from the Commercial Partnership. The Partners of the Management Partnership are COI and the MS Group.

                b. Characterization of Commercial Partnership and Development Partnership as Separate Entities

        The income of the Commercial Partnership will in general consist of items which meet the requirements of the Gross Income Tests, and the income of the Development Partnership will consist generally of items which either do not meet such requirements or are subject to the tax imposed by section 857 on prohibited transactions. In light of certain linkages of these two partnerships, discussed below, it is necessary to consider whether they would be considered as separate entities and not as partners of or with each other, because if they were aggregated, the effect could be to cause Crescent Equities to be treated as realizing gross income of a nature that could jeopardize its status as a REIT or to subject it to the tax on prohibited transactions.(24)


------------------------------------
(24)    The succeeding opinion addresses the allocation of income under section 704 in the event of such an aggregation.

(25) Revenue Ruling 89-64, 1989-1 C.B. 91, (Jan. 1, 1989), distinguished between an option and a binding contract for attribution rule purposes. The ruling held that a taxpayer whose option was not exercisable for a stated period of time was nevertheless considered to have an option that resulted in tax attribution. Consequently, the language distinguishing bilateral contracts was dictum. We believe, therefore, that reliance on this ruling would present significant tax risks.

(26) While the Code and Treasury Regulations do not indicate the likely effect on the attribution rules of restrictions on the exercise of an option, some authority does exist. In Rev. Rul. 89-64, for instance, the IRS held that the requirement that a certain period of time pass before an option would be exercisable was not a sufficient contingency to prevent attribution. 1989-1 C.B. 91. In contrast, in a private letter ruling, the IRS ruled that a right of first refusal would not trigger attribution because the right to purchase was subject to a contingency (i.e., the obligor's decision to sell). P.L.R. 8106008 (Oct. 21, 1980).

Crescent Real Estate Equities Company
September 22, 1997
Page 49

        There are four principal links between the two partnerships. First, in both partnerships, the timing of the shift in allocations which will occur as a result of the economic performance of the partnerships is determined on an aggregate basis. Second, the failure of the Operating Partnership to make certain capital contributions to the Commercial Partnership can result in not only a dilution of its interest in the Commercial Partnership, but also a dilution of Landevco in the Development Partnership, and vice versa; and the failure of the MS Group to make certain capital contributions in one of the partnerships can similarly lead to the increase of the Operating Partnership's interest in the Commercial Partnership and the increase of Landevco's interest in the Development Partnership. Third, the occurrence of an event that triggers the operation of the buy-sell provisions in one partnership will trigger the buy-sell provisions in the other, as well.(27) Finally, the senior debt of each partnership provides for cross-collateralization and cross-default.

        Two of these links are significantly attenuated, however, by side agreements. The Cross Reimbursement and Indemnity Agreement provides that the Commercial Partnership and the Development Partnership must indemnify the other against loss occasioned by a failure of the partnership to perform under its loan agreement. Furthermore, because of the relatively low level of leverage being employed (approximately 60 percent for the Commercial Partnership and approximately 72 percent for the Development Partnership), no such failure is anticipated. Under the Cross Indemnity Agreement, the Operating Partnership and Landevco agree to indemnify each other against any loss as a result of failure of each to comply with the terms of its respective partnership agreement.
Again, no such failure is anticipated. It should also be noted that while a third link, regarding the buy-sell provisions, involves a commonality of timing, it does not result in any sharing whatsoever of profits and losses between the two partnerships, because each partnership's buy-sell provisions take into account only that partnership's assets.

        There are, moreover, significant respects in which the two partnerships are clearly different. As a matter of state law, the creditors of one partnership (other than the senior lender) will have no rights against the assets or the partners of the other partnership. Furthermore, there is no sharing of profits and losses between the two partnerships. That is, the partners of one partnership have absolutely no right to receive any of the income of the other partnership and are similarly not responsible for any losses it might realize. While the internal sharing arrangements of each partnership base a shift in allocations upon the partnerships' performance on a joint basis, it is nevertheless true that the partners of each partnership share only the income of that partnership.

        Whether persons are considered partners of each other for federal income tax purposes depends on a consideration of a number of factors. Commissioner v. Culbertson, 337 U.S. 733 (1949); Luna v. Commissioner, 42 T.C. 1067 (1964). A representative statement of these factors appears in Luna:

          The following factors, none of which is conclusive, bear on the issue:
          The agreement of the parties and their conduct in executing its terms; the contributions, if any, which each party has made to the venture; the parties' control over


-------------------------
(27) The buy-sell provisions of the Management Company would similarly be triggered.

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September 22, 1997
Page 50

         income and capital and the right of each to make withdrawals; whether each party was a principal and coproprietor, sharing a mutual proprietary interest in the net profits and having an obligation to share losses, or whether one party was the agent or employee of the other . . .; whether business was conducted in the joint names of the parties; whether the parties filed Federal partnership returns or otherwise represented to [the IRS] or to persons with whom they dealt that they were joint venturers; whether separate books of account were maintained for the venture; and whether the parties exercised mutual control over and assumed mutual responsibilities for the enterprise. (citations omitted) Id. at 1077-78.

     In the present case, all the formal expressions of intent indicate that the Commercial Partnership and the Development Partnership are separate. In addition, neither partnership (nor its partners) has any interest in the profits of the other partnership, and the only fact that could be construed as obligation to share losses is the cross-collateralization of the senior debt. Accordingly, in our opinion the Commercial Partnership and the Development Partnership will be considered for federal income tax purposes as separate entities and not as partners of or with each other.

         c.     Validity of Profit and Loss Allocations in Event of Aggregation

     For purposes of the following discussion it is assumed that, contrary to our opinion, the Commercial Partnership and the Development Partnership are aggregated and considered to constitute a single partnership.

     We note that, for purposes of applying the Gross Income Tests, each partner of a partnership is considered to share in partnership gross income and other items in proportion to the relative size of the partner's capital interest in the partnership. Accordingly, if the partnerships are considered a single partnership, Crescent Equities, through its ownership interests in the Operating Partnership and CresWood Development, LLC, would be treated as realizing a share of the Development Partnership's gross income corresponding to Crescent Equities' share of the total capital interest of the joint entity.

     By contrast, whether Crescent Equities would be subject to the prohibited transactions tax of section 857(b)(6) would depend on whether Crescent Equities would be (indirectly) allocated under the rules set forth in section 704 and the regulations thereunder any income arising from the sale of property held for sale to customers in the ordinary course of the entity's trade or business. Given that the allocation and capital account maintenance provisions of both partnerships meet the requirements of Treas.Reg. Section 1.704-1(b)(2)(ii) as to having economic effect, the issue here is whether the allocation to Crescent Equities of the income from the Leasing Properties and the allocation to the other partners, including Landevco, of the income from the Development Properties would have substantial economic effect with the meaning of Treas. Reg. Section 1.704-1(b)(2)(iii). Under this provision, the economic effect of an allocation is not substantial if (a) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (b) there is a strong likelihood that the after-tax economic consequences of no

Crescent Real Estate Equities Company
September 22, 1997
Page 51

partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement.

        In the present case the test is whether the allocation to Crescent Equities of its stated share of the income from the Leased Properties, as opposed to some lesser percentage of the income from both the Leased Properties and the Development Properties, (a) would provide an after-tax benefit to Crescent Equities and (b) would not have a strong likelihood of substantially diminishing the after-tax economic return to any partner. Given the applicability to Crescent Equities of the prohibited transactions tax, the first half of this test appears to be met. The facts suggest, however, that the second half is not. That is, there is no strong likelihood that, in either the short or the long run, the economic results of the Leased Properties and the Development Properties will be comparable, so that a share of the income from the Development Properties would offset the loss of a portion of the income from the Leased Properties. Crescent Equities and the Operating Partnership have represented this to be the case, and it is consistent with our experience. Cf. Treas. Reg. Section 1.704-1(b)(5), Example(10) (allocation to a foreign partner of 90 percent of all the income and other items from the partner's operations within that country had substantial economic effect, where the amount of such income could not predicted with any reasonable certainty).

        Based upon the foregoing, it is our opinion that if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes, the allocations of profit and loss from the leased Properties to the partners of the Commercial Partnership and the allocations of profit and loss from the Development Properties to the partners of the Development Partnership will be respected under section 704.

                d. The Treatment under Gross Income Tests of Gross Income from the Sale of Properties to Customers in the Ordinary Course


        As noted above, if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute a single partnership for federal income tax purposes, Crescent Equities would be considered to realize that portion of the income of the Development Partnership from the sale of properties to customers in the ordinary course which corresponds to the capital of Crescent Equities in the combined entity. However, the language of section 856(c) clearly indicates that the Gross Income Tests are applied by first excluding gross income from prohibited transactions. This result has also been acknowledged by the IRS in a private letter ruling. See P.L.R.9308013 (Nov. 24, 1992) ("P3 derives income from the sale of oil and gas . . . . The Internal Revenue Service has previously ruled that Taxpayer's share of such income (less appropriate deductions) is net income derived from prohibited transactions within the meaning of Code section 857(b)(6). As a result, Taxpayer's share of gross income, if any, from such sales is subject to the 100 percent prohibited transaction tax and does not affect Taxpayer's ability to meet the 95 percent and 75 percent income tests.")

        In our opinion, if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes,

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September 22, 1997
Page 52

the allocation to Crescent Equities under Treas. Reg. Section 1.856-3(g) of gross income derived from the sale of Development Properties to customers in the ordinary course of business would not be taken into account for purposes of determining whether Crescent Equities meets the requirements of the "Gross Income Tests."

                e.      The TWC Partnerships

                        (i)  Classification for Periods on or after January 1,
                             1997

                Section 301.7701-2(a) of the Treasury Regulations provides that a business entity formed on or after January 1, 1997 with two or more members will be classified for federal tax purposes as either a corporation or a partnership, unless it is otherwise subject to special treatment under the Code. Under sections 301.7701-2(b)(1), (3), (4), (5), (6), (7) and (8) of the
Treasury Regulations, a corporation includes business entities denominated as such under applicable law, as well as joint-stock companies, insurance companies, entities that conduct certain banking activities, entities wholly owned by a state or any political subdivision thereof, entities that are taxable as corporations under a provision of the Code other than section 7701(a)(3), and certain entities formed under the laws of a foreign jurisdiction. Section 301.7701-3(a) of the Treasury Regulations provides that a business entity with two or more members that is not classified as a corporation under section 301.7701-2(b)(1), (3), (4), (5), (6), (7) or (8) of the Treasury Regulations (an "Eligible Entity") can elect its classification for federal income tax purposes. Section 301.7701-3(b)(1) of the Treasury Regulations provides that a domestic Eligible Entity formed on or after January 1, 1997 will be classified as a partnership unless it elects otherwise. Under section 301.7701-3(b)(3) of the Treasury Regulations, a domestic Eligible Entity in existence prior to January 1, 1997 will have the same classification that the entity claimed under sections 301.7701-1 through 301.7701-3 of the Treasury Regulations as in effect prior to January 1, 1997 (the "Prior Regulations"), unless it elects otherwise.

        Wood Glen Venture, Limited, Woodlands Equity Partnership-89, Southwood Limited I, PC Retail - 93 Limited Partnership, Medical Manufacturing Partners, Cochran's Crossing - 94 Limited, Holly Creek Apartments I Limited, Holly Creek Apartments II Limited, Timbermill - 94 Limited, Woodlands-Sarofim #1, Ltd., Parkside Phase I - TWC Limited Partnership, Parkside Phase II - TWC Limited Partnership, Village Square - TWC Limited Partnership, Grogan's Landing - TWC Limited Partnership, Panther Creek Limited Partnership, Tamarac Pines Ltd., Tamarac Pines II, Ltd., and The Woodlands Mall Associates (collectively, the "TWC Partnerships") were duly organized as limited partnership pursuant to the Texas Uniform Limited Partnership Act (except Woodlands Equity Partnership-89, Medical Manufacturing Partners, and The Woodlands Mall Associates, which were formed pursuant to the Texas Uniform Partnership Act). None of the TWC Partnerships is a corporation as defined under section 301.7701-2(b)(1), (3),
(4), (5), (6), (7) or (8) of the Treasury Regulations. Accordingly, each of the TWC Partnerships is an Eligible Entity that can elect its classification for federal income tax purposes for all periods on or after January 1, 1997. You have represented that each of the TWC Partnerships claimed classification as a partnership under the Prior Regulations. Based on the foregoing, and assuming that none of the TWC Partnerships will file an election to be treated as a corporation, it is our opinion that each of the TWC Partnerships will be treated as a partnership for federal income tax purposes as defined in Code sections 7701(a)(2) and 761(a) and not as an association taxable as a corporation for all periods on or after January 1, 1997.

                        (ii) Publicly Traded Partnership Status

        Section 7704 of the Code provides that certain publicly traded partnerships may be taxed as corporations even though they otherwise meet all of the relevant tests for treatment as partnerships for federal income tax purposes. A partnership is considered to be a publicly traded partnership if interests in the partnership are (or become) (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations issued under section 7704(b) of the Code provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction that was not registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during its taxable year. For purposes of determining the number of partners in the partnership, persons owning an interest through a flow-through entity are treated as partners in the partnership only if (i) substantially all of the value of the flow-through entity is attributable to the lower-tier partnership interest, and (ii) a principal purpose for the tiered arrangement is to permit the partnership to satisfy the 100 partner requirement.

        Based upon the structure and capitalization of each of the TWC Partnerships, its current ownership, and the provisions limiting the transfer of partnership interests included in the partnership agreements cited above, it is our opinion that none of the TWC Partnerships will constitute a publicly traded partnership for purposes of section 7704 of the Code.

        15.   The UBS Transaction

                a.      Background

        Pursuant to the Transaction Documents, Crescent Equities (1) sold 4,700,000 shares of Crescent Equities to UBS for approximately $150,000,000, less certain fees, and (ii) entered into a forward purchase contract, at a higher price, with respect to an equivalent number of shares. The forward purchase contract can be settled either in Crescent Equities shares or, in certain circumstances at the election of Crescent Equities, in cash.

                b.      Opinions

        Under section 1032(a), a corporation does not recognize gain or loss
(a) upon the receipt of money or other property in exchange for its stock or
(b) with respect to any lapse or acquisition of an option to buy or sell its stock. In Revenue Ruling 88-31, 1988-1 C.B. 30, the Internal Revenue Service ("IRS") applied this provision in a situation where a corporation issued an investment unit consisting of its stock and a right which the IRS characterized as a cash settlement put option (because its holder had the right to receive a payment which increased as the value of the stock declined). Noting that, under section 1234, gain or loss from any closing transaction with respect to, and gain on lapse of, an option in property is generally treated as a gain or loss from the sale or exchange of the underlying property, and that a cash settlement option in fact settled in cash is treated as a sale or exchange of the option, the IRS concluded that any gain resulting from the cash settlement put option (whether settlement was in cash or via the issuance of additional stock) covered by section 1032.

        In the present case, the effect of the forward contract is economically equivalent to the issuance of a put option and the purchase of a call option on Crescent Equities shares. The issuance of the put option is the precise subject of Rev. Rul. 88-31. There is no logical reason to treat the purchase of a call option differently, and it is within the rationale of Rev. Rul. 88-31. Furthermore, the purchase of a call option is within the literal language of section 1032(a). Accordingly, it is our opinion that any payment to Crescent Equities under the Transaction Documents will be gain that is not recognized under section 1032(a).

        The treatment of this type of item as gross income is specifically addressed in the regulations under section 61, which define what is gross income. Gains or losses which are not recognized are not included or deducted from gross income, and section 1032 is specifically mentioned among the examples of situations involving nonrecognition. Treas. Reg. Section 1.61-7(b). It therefore follows that items of this nature cannot be taken into account under section 856(c), which looks to gross income. In our opinion, payments to Crescent Equities under the Transaction Documents will not be taken into account under section 856(c).

Crescent Real Estate Equities Company
September 22, 1997
Page 49

        There are four principal links between the two partnerships. First, in both partnerships, the timing of the shift in allocations which will occur as a result of the economic performance of the partnerships is determined on an aggregate basis. Second, the failure of the Operating Partnership to make certain capital contributions to the Commercial Partnership can result in not only a dilution of its interest in the Commercial Partnership, but also a dilution of Landevco in the Development Partnership, and vice versa; and the failure of the MS Group to make certain capital contributions in one of the partnerships can similarly lead to the increase of the Operating Partnership's interest in the Commercial Partnership and the increase of Landevco's interest in the Development Partnership. Third, the occurrence of an event that triggers the operation of the buy-sell provisions in one partnership will trigger the buy-sell provisions in the other, as well.(27) Finally, the senior debt of each partnership provides for cross-collateralization and cross-default.

        Two of these links are significantly attenuated, however, by side agreements. The Cross Reimbursement and Indemnity Agreement provides that the Commercial Partnership and the Development Partnership must indemnify the other against loss occasioned by a failure of the partnership to perform under its loan agreement. Furthermore, because of the relatively low level of leverage being employed (approximately 60 percent for the Commercial Partnership and approximately 72 percent for the Development Partnership), no such failure is anticipated. Under the Cross Indemnity Agreement, the Operating Partnership and Landevco agree to indemnify each other against any loss as a result of failure of each to comply with the terms of its respective partnership agreement.
Again, no such failure is anticipated. It should also be noted that while a third link, regarding the buy-sell provisions, involves a commonality of timing, it does not result in any sharing whatsoever of profits and losses between the two partnerships, because each partnership's buy-sell provisions take into account only that partnership's assets.

        There are, moreover, significant respects in which the two partnerships are clearly different. As a matter of state law, the creditors of one partnership (other than the senior lender) will have no rights against the assets or the partners of the other partnership. Furthermore, there is no sharing of profits and losses between the two partnerships. That is, the partners of one partnership have absolutely no right to receive any of the income of the other partnership and are similarly not responsible for any losses it might realize. While the internal sharing arrangements of each partnership base a shift in allocations upon the partnerships' performance on a joint basis, it is nevertheless true that the partners of each partnership share only the income of that partnership.

        Whether persons are considered partners of each other for federal income tax purposes depends on a consideration of a number of factors. Commissioner v. Culbertson, 337 U.S. 733 (1949); Luna v. Commissioner, 42 T.C. 1067 (1964). A representative statement of these factors appears in Luna:

          The following factors, none of which is conclusive, bear on the issue:
          The agreement of the parties and their conduct in executing its terms; the contributions, if any, which each party has made to the venture; the parties' control over


-------------------------
(27) The buy-sell provisions of the Management Company would similarly be triggered.

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September 22, 1997
Page 50

         income and capital and the right of each to make withdrawals; whether each party was a principal and coproprietor, sharing a mutual proprietary interest in the net profits and having an obligation to share losses, or whether one party was the agent or employee of the other . . .; whether business was conducted in the joint names of the parties; whether the parties filed Federal partnership returns or otherwise represented to [the IRS] or to persons with whom they dealt that they were joint venturers; whether separate books of account were maintained for the venture; and whether the parties exercised mutual control over and assumed mutual responsibilities for the enterprise. (citations omitted) Id. at 1077-78.

     In the present case, all the formal expressions of intent indicate that the Commercial Partnership and the Development Partnership are separate. In addition, neither partnership (nor its partners) has any interest in the profits of the other partnership, and the only fact that could be construed as obligation to share losses is the cross-collateralization of the senior debt. Accordingly, in our opinion the Commercial Partnership and the Development Partnership will be considered for federal income tax purposes as separate entities and not as partners of or with each other.

         c.     Validity of Profit and Loss Allocations in Event of Aggregation

     For purposes of the following discussion it is assumed that, contrary to our opinion, the Commercial Partnership and the Development Partnership are aggregated and considered to constitute a single partnership.

     We note that, for purposes of applying the Gross Income Tests, each partner of a partnership is considered to share in partnership gross income and other items in proportion to the relative size of the partner's capital interest in the partnership. Accordingly, if the partnerships are considered a single partnership, Crescent Equities, through its ownership interests in the Operating Partnership and CresWood Development, LLC, would be treated as realizing a share of the Development Partnership's gross income corresponding to Crescent Equities' share of the total capital interest of the joint entity.

     By contrast, whether Crescent Equities would be subject to the prohibited transactions tax of section 857(b)(6) would depend on whether Crescent Equities would be (indirectly) allocated under the rules set forth in section 704 and the regulations thereunder any income arising from the sale of property held for sale to customers in the ordinary course of the entity's trade or business. Given that the allocation and capital account maintenance provisions of both partnerships meet the requirements of Treas.Reg. Section 1.704-1(b)(2)(ii) as to having economic effect, the issue here is whether the allocation to Crescent Equities of the income from the Leasing Properties and the allocation to the other partners, including Landevco, of the income from the Development Properties would have substantial economic effect with the meaning of Treas. Reg. Section 1.704-1(b)(2)(iii). Under this provision, the economic effect of an allocation is not substantial if (a) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (b) there is a strong likelihood that the after-tax economic consequences of no

Crescent Real Estate Equities Company
September 22, 1997
Page 51

partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement.

        In the present case the test is whether the allocation to Crescent Equities of its stated share of the income from the Leased Properties, as opposed to some lesser percentage of the income from both the Leased Properties and the Development Properties, (a) would provide an after-tax benefit to Crescent Equities and (b) would not have a strong likelihood of substantially diminishing the after-tax economic return to any partner. Given the applicability to Crescent Equities of the prohibited transactions tax, the first half of this test appears to be met. The facts suggest, however, that the second half is not. That is, there is no strong likelihood that, in either the short or the long run, the economic results of the Leased Properties and the Development Properties will be comparable, so that a share of the income from the Development Properties would offset the loss of a portion of the income from the Leased Properties. Crescent Equities and the Operating Partnership have represented this to be the case, and it is consistent with our experience. Cf. Treas. Reg. Section 1.704-1(b)(5), Example(10) (allocation to a foreign partner of 90 percent of all the income and other items from the partner's operations within that country had substantial economic effect, where the amount of such income could not predicted with any reasonable certainty).

        Based upon the foregoing, it is our opinion that if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes, the allocations of profit and loss from the leased Properties to the partners of the Commercial Partnership and the allocations of profit and loss from the Development Properties to the partners of the Development Partnership will be respected under section 704.

                d. The Treatment under Gross Income Tests of Gross Income from the Sale of Properties to Customers in the Ordinary Course


        As noted above, if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute a single partnership for federal income tax purposes, Crescent Equities would be considered to realize that portion of the income of the Development Partnership from the sale of properties to customers in the ordinary course which corresponds to the capital of Crescent Equities in the combined entity. However, the language of section 856(c) clearly indicates that the Gross Income Tests are applied by first excluding gross income from prohibited transactions. This result has also been acknowledged by the IRS in a private letter ruling. See P.L.R.9308013 (Nov. 24, 1992) ("P3 derives income from the sale of oil and gas . . . . The Internal Revenue Service has previously ruled that Taxpayer's share of such income (less appropriate deductions) is net income derived from prohibited transactions within the meaning of Code section 857(b)(6). As a result, Taxpayer's share of gross income, if any, from such sales is subject to the 100 percent prohibited transaction tax and does not affect Taxpayer's ability to meet the 95 percent and 75 percent income tests.")

        In our opinion, if, contrary to our opinion, the Commercial Partnership and the Development Partnership are considered to constitute one partnership for federal income tax purposes,

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September 22, 1997
Page 52

the allocation to Crescent Equities under Treas. Reg. Section 1.856-3(g) of gross income derived from the sale of Development Properties to customers in the ordinary course of business would not be taken into account for purposes of determining whether Crescent Equities meets the requirements of the "Gross Income Tests."

        15.   The UBS Transaction

                a.      Background

        Pursuant to the Transaction Documents, Crescent Equities has become obligated (i) to sell 4,700,000 shares of Crescent Equities to UBS for approximately $150,000,000, less certain fees, and (ii) to enter into a forward purchase contract, at a higher price, with respect to an equivalent number of shares. The forward purchase contract can be settled either in Crescent Equities shares or, in certain circumstances at the election of Crescent Equities, in cash.

                b.      Opinions

        Under section 1032(a), a corporation does not recognize gain or loss
(a) upon the receipt of money or other property in exchange for its stock or
(b) with respect to any lapse or acquisition of an option to buy or sell its stock. In Revenue Ruling 88-31, 1988-1 C.B. 30, the Internal Revenue Service ("IRS") applied this provision in a situation where a corporation issued an investment unit consisting of its stock and a right which the IRS characterized as a cash settlement put option (because its holder had the right to receive a payment which increased as the value of the stock declined). Noting that, under section 1234, gain or loss from any closing transaction with respect to, and gain on lapse of, an option in property is generally treated as a gain or loss from the sale or exchange of the underlying property, and that a cash settlement option in fact settled in cash is treated as a sale or exchange of the option, the IRS concluded that any gain resulting from the cash settlement put option (whether settlement was in cash or via the issuance of additional stock) covered by section 1032.

        In the present case, the effect of the forward contract is economically equivalent to the issuance of a put option and the purchase of a call option on Crescent Equities shares. The issuance of the put option is the precise subject of Rev. Rul. 88-31. There is no logical reason to treat the purchase of a call option differently, and it is within the rationale of Rev. Rul. 88-31. Furthermore, the purchase of a call option is within the literal language of section 1032(a). Accordingly, it is our opinion that any payment to Crescent Equities under the Transaction Documents will be gain that is not recognized under section 1032(a).

        The treatment of this type of item as gross income is specifically addressed in the regulations under section 61, which define what is gross income. Gains or losses which are not recognized are not included or deducted from gross income, and section 1032 is specifically mentioned among the examples of situations involving nonrecognition. Treas. Reg. Section 1.61-7(b). It therefore follows that items of this nature cannot be taken into account under section 856(c), which looks to gross income. In our opinion, payments to Crescent Equities under the Transaction Documents will not be taken into account under section 856(c).

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September 22, 1997
Page 53

         16. Accuracy of the Matters Described under the Heading "Federal Income Tax Considerations" in the Prospectus.

         It is our opinion that the description of the federal income tax considerations discussed under the heading "Federal Income Tax Considerations" in the Prospectus is accurate and fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Shares.

III.     Additional Limitations

         The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. Moreover, Crescent Equities' ability to achieve and maintain qualification and taxation as a REIT depends upon Crescent Equities' ability to meet certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its income, assets and distribution levels. No assurance can be given that the actual ownership of Crescent Equities' shares and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT.

IV.      Consent to Filing

These opinions are furnished to you solely for use in connection with the Registration Statement. We hereby consent to the incorporation by reference of this letter as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Federal Income Tax Considerations" in the Prospectus.


                                           Very truly yours,

                                           SHAW, PITTMAN, POTTS & TROWBRIDGE

                                           -----------------------------------
                                           By:  Charles B. Temkin, P.C.